                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. 2)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[ X ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14A-6(e)(2))
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

               Mark Holdings, Inc. (formerly Mark Solutions, Inc.)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ] No fee required.

[ X ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies: N/A
                                                                             ---
         2)  Aggregate number of securities to which transaction applies: N/A
                                                                          ----
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$3,500,000 - Total Purchase Price of Assets
--------------------------------------------
         4)  Proposed maximum aggregate value of transaction: $3,500,000
                                                             -------------------
         5)  Total fee paid:        $700.00
                            ----------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:                 N/A
                                    --------------------------------------------
         2)  Form, Schedule or Registration Statement No.:        N/A
                                                          ----------------------
         3)  Filing Party:          N/A
                          ------------------------------------------------------
         4)  Date Filed:            N/A
                        --------------------------------------------------------

                                PROXY STATEMENT:

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               MARK HOLDINGS, INC.


                                OCTOBER 9, 2002


                                 PROXY STATEMENT

                                ----------------

                               GENERAL INFORMATION




         This Proxy Statement is furnished to the holders of common stock, $.01 par value per share ("Common Stock") of Mark Holdings, Inc., a Delaware corporation (the "Company", "we", "our", or "us") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at a Annual meeting of stockholders ("The Annual Meeting") to be held on October 9, 2002, at 1:00 P.M., Eastern Daylight Savings Time, at The Renaissance Meadowlands Hotel, Rutherford, New Jersey 07073, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting is to approve a sale of the Mark Correctional Asset Division's assets; approve an amendment to our Certificate of Incorporation increasing our authorized common stock; elect 3 directors to our Board of Directors and to ratify the appointment of our current auditors for the fiscal year ending June 30, 2002. Each of these propositions is described more fully in this Proxy Statement.

         Proxies for use at the meeting will be mailed to stockholders on or about August 30, 2002 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries and custodians in soliciting proxies. The Company also intends to hire a professional proxy solicitor. The Company anticipates that the cost to the Company for all said services and for assembling and mailing the proxy material will be approximately $18,000. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company. The Board of Directors has established August 23, 2002 as the record date for shareholders entitled to notice of, and to vote at the meeting.



         Revocability and Voting of Proxy


         A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before the Annual Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Such consents or revocations can be submitted by facsimile to (973)773-8304. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" the ratification of the sale of the assets of our Mark Correctional manufacturing division, an increase in our authorized common stock, the election of directors and the ratification of the appointment of our auditors. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.

         Record Date and Voting Rights



         Only stockholders of record at the close of business on August 23, 2002 are entitled to notice of and to vote at the Annual Meeting or any continuation or adjournment thereof. On that date there were 9,714,606 shares of the Company's Common Stock outstanding. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on August 23, 2002 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve all of the proposals to be presented at The Annual Meeting, except as to directors, who shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting.



                               Summary Term Sheet



         This section summarizes selected information about the Proposed Asset Sale described in this Proxy Statement and may not contain all of the information that is important to you to understand the Asset Sale fully. We strongly encourage you to read carefully the entire Proxy Statement. We have also included the Asset Purchase Agreement as Exhibit I. In addition, this summary also describes the other matters to be presented at the meeting.


         o At the present time our only business is the manufacture of modular steel jail cells through Mark Correctional Systems ("Mark Correctional"), a division of our wholly-owned subsidiary Mark Solutions, Inc. ("Mark Solutions").


         o Our Board of Directors has concluded that, because of Mark Correctional's position in the industry and its historical performance, it is doubtful that we will be able to achieve any meaningful growth in revenues in the future and that any profits from operations will be insignificant. See Proposal No. 1 - "The Reasons for the Asset Sale."

         o Rite-Way, a corporation established by and whose only shareholder is the Executive Vice President of our Company, has offered to acquire substantially all of the assets of Mark Correctional. The assets include all machinery, equipment, tools and dies, accounts receivable inventory, prepaid expenses and other miscellaneous stocks and trademarks and trade names. Rite-Way will also assume all leases, notes payable, accounts payable, equipment leases and real estate leases. Rite-Way will thereafter continue the business. See, Proposal No. 1 - "The Asset Purchase Agreement."

         o We will receive consideration of $2,500,000 based on an estimated book value of the assets. Any shortfall in the value of the assets will be adjusted at closing. Payment shall consist of $500,000 cash at closing and the balance of $2,000,000 payable in 36 equal monthly installments evidenced by a secured promissory note bearing interest at 8% per annum. We will also receive cash on hand and/or a short term promissory note as described herein for a total of an additional $1,000,000. See Proposal No. 1 - "The Asset Purchase Agreement" and "The Assets."

         o We have received an appraisal of the value of the assets and an independent valuation of the Mark Correctional business. The Board of Directors has concluded that the purchase price negotiated between the parties is consistent with those valuations and the Board recommends that shareholders approve the sale. See Proposal No. 1 - "Valuation.".


         o The proceeds received from the sale will not be distributed to stockholders.


         o Pursuant to accounting guidelines the transaction will not be treated as a sale. See Proposal No. 1 "Effect of the Transaction."


         o After the sale we will have no operations and we will essentially be a public shell. We intend to acquire another business or merge with another company. See Proposal No. 1 - "Effect of the Transaction."

         o Affiliates of our Company and their transferees will only be able to sell their stock holdings pursuant to a registration statement. See Proposal No. 1 - "Effect of the Transaction."


         o Management believes the Company will be able to acquire another business with potential for greater future growth unlike our existing business of manufacturing steel jail cells and that acquiring another business or merging with another company could enhance our stockholders' investments.


         o        There are numerous risks associated with the Asset Sale.
                  Shareholders are urged to read and carefully consider the Risk Factors associated with the Asset Sale. See "Risk Factors."


         o The Board of Directors unanimously recommends that shareholders vote in favor of the proposal to approve the asset sale.


         o Approval of the sale of the above described assets to Rite-Way requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon. Directors and officers of the Company, who in the aggregate hold approximately 4.2% of the Company's outstanding Common Stock intend to vote in favor of the Asset Sale.

         o In the event that the shareholders do not approve the Asset Sale, the Company will be required to either find another purchaser for the assets or alternatively seek other methods to raise additional capital in an effort to increase the revenues of Mark Correctional. See Proposal No. 1 - "Effects of the Transaction."

         o Shareholders are also being asked to approve an amendment to our certificate of incorporation increasing the number of authorized shares of our Common Stock. This will enable the Company to have sufficient shares available for a possible acquisition.

         o Shareholders are also being asked to elect 3 directors to serve until the next annual meeting.

         o Shareholders are also being asked to ratify the appointment of the accounting firm of Holtz Rubenstein & Co., LLP as our independent auditor.


Forward Looking Statements

When used in this Proxy Statement, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended regarding events, conditions and financial trends that may affect the company's future plans of operations, business strategy, operating results and financial position. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors.

                      GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the Annual Meeting?

         At the Annual Meeting, Shareholders will be asked to consider and vote upon:

         1. The sale of the net assets of our jail cell manufacturing division, Mark Correctional Systems, a division of Mark Solutions, Inc. ("Mark Solutions"), a wholly owned subsidiary of the Company.

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock which the Company shall have the authority to issue from 50,000,000 shares $.01 par value per share, to 100,000,000 shares $.01 par value per share.

         3. To elect three directors of the Company for the following fiscal year.

         4. To ratify the appointment of Holtz Rubenstein & Co., LLP as the Company's auditors for the fiscal year ending June 30, 2002.

         Are there other matters to be voted upon at the meeting?

         The Board of Directors does not know of any other matters which may come before the meeting. Delaware Corporation Law and Mark Holdings' By-laws impose certain limitations on the ability to present business items at an Annual Meeting, if those items are not included in the Notice of Annual Meeting. In the event any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment.

         Who can vote at the meeting?


         In order to vote, you must have been a stockholder of record at the close of business on August 23, 2002 (which is referred to as the "record date"). If your shares of record are owned in the name of a broker or other nominee, you should follow the voting instructions provided by your nominee.


         On the record date, there were issued and outstanding 9,714,606 shares of Mark Holdings common stock, par value $0.01 per share. Each share of common stock is entitled to one vote on each matter to be voted upon.

         How do I vote?

         You may vote by completing and returning the enclosed proxy or by voting in person at the meeting. Regardless of what means you use to cast your vote, your proxy will be voted in accordance with your instructions. If you do not specify a choice, your proxy will be voted "FOR" proposals 1, 2, 3 and 4 described in the accompanying notice and the proxy statement and in the discretion of the proxy holders as to other matters that may properly come before the meeting.

         Your vote is important. Whether or not you plan to attend the meeting, please take the time to vote. Please take a moment to read the instructions and cast your vote as soon as possible.

         You may vote by completing and returning the enclosed proxy card. You may revoke the proxy at any time before its exercise by delivering a written revocation or a subsequent dated proxy to the Secretary of Mark Holdings, Inc. or by voting in person at the meeting. The last vote you submit chronologically will supersede your prior vote(s).

         If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be at the meeting. Attendance at the meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the meeting.

         What Constitutes a Quorum?

         In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock and holding shares which constitute a majority of the votes on the record date and entitled to vote, which is a least 4,857,304 votes.

         Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to the matter to be voted upon) will be counted for purposes of determining whether a quorum is present. A broker "non-vote" occurs when a broker or other nominee has not received voting instructions from the customer and the broker or nominee is unable to vote the shares.

         If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

         What vote is required to approve the proposals presented at the Annual Meeting?

         The approval of the sale of the assets of the jail cell manufacturing division, the amendment to the Certificate of Incorporation effecting an increase in the authorized capital, and the ratification of the appointment of the auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting. With respect to the election of directors, a plurality of the votes of the shares present in person or represented by proxy at the meeting is required.

         How will votes be counted?

         If you make no specifications on your proxy card, you proxy will be voted in favor of that matter. Shares that (i) abstain from voting on a particular matter or (ii) are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote on a particular matter ("broker no-votes") will not be voted for or against any proposal.

                                 PROPOSAL NO. 1

         APPROVAL OF THE SALE OF THE ASSETS OF THE JAIL CELL
MANUFACTURING DIVISION OF MARK SOLUTIONS, INC.

         General

         Our Board of Directors has approved and recommends that our stockholders approve the Asset Sale pursuant to the Asset Purchase Agreement providing for the sale of the assets of our Mark Correctional division to Rite-Way of New Jersey ("Rite-Way"). The affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the meeting is required to approve the Asset Sale. Abstentions and broker non-votes have the same effect as a vote against the proposal because while they are counted for purposes of determining if there is a quorum they are not counted in determining whether there is a majority to pass the various proposals.

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE OF THE ASSETS PURSUANT TO THE ASSET PURCHASE AGREEMENT AND RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE PROPOSED SALE OF THE ASSETS.

         Background

         In December 2000 our Board of Directors authorized Mr. Carl Coppola, our Chairman, to investigate a possible sale of the assets of our subsidiary MarkCare Medical Systems, Inc. ("MarkCare"). MarkCare was engaged in the development of software applications for medical diagnostics, archiving and communications systems. The Board of Directors had concluded that the cost of operations of MarkCare was creating a drain on the Company's resources, since those costs had for some time exceeded annual revenues. Further, the Directors had concluded that if MarkCare were ever able to become a successful operation, it would require significant capital expenditures for further research and development, which we could not afford. Since MarkCare only accounted for only about twenty percent of our total revenues, our Directors decided that the best course of action was to find a buyer for the assets, which primarily consisted of software and other intellectual property.


         After an exhaustive search for a potential purchaser conducted by our management, we finally received an offer from MMSI Acquisition Corp. ("MMSI"), a subsidiary of MediSolution, Ltd., a publicly held Canadian based company engaged in providing medical software to the medical industry.

         On March 30, 2001, the sale of the assets to MMSI, as well as the sale of MarkCare's wholly owned interest in its United Kingdom subsidiary, MarkCare Medical Systems, Ltd., was consummated. As a result, the Company received cash proceeds of approximately $1,000,000 after adjustments and a promissory note for $500,000 payable on or before June 28, 2001. MediSolution, Ltd. also guaranteed the note. MMSI defaulted on the payment of the note, and as a result, we obtained a judgment by default against both MMSI and MediSolution Ltd. MediSolution Ltd. has recently filed a motion to vacate the default and the motion has been granted. Since March 30, 2001 our business has therefore consisted solely of the manufacture and distribution of modular jail cells through our Mark Correctional division.


         The Reason for the Asset Sale


         In view of the lack of any substantial growth in revenues and the fact that there has been an overall slowdown in construction of correctional projects, our Board of Directors in July 2000 undertook a review of the overall past performance of our jail cell business, the future potential of the business and the current trading range of the Company's Common Stock. The Board concluded that it was in the best interests of the Company and its shareholders to dispose of the jail cell manufacturing business and seek to acquire a new business or merge with another business.

         The decision of the Board to sell the jail cell business was based on a number of factors. We first commenced full scale manufacturing of jail cells in 1989. Since that time, we have not achieved any real consistency in sales growth. Sales have fluctuated widely, and for most years, there has only been limited profitability at best. Further, many of the larger correctional construction projects have required the posting of performance bonds, which are costly. Because of the lack of sufficient capital, we have been limited in the number of jobs we were able to bid on at any one time.


         More significant was the fact that it became apparent to Management that our jail cell business could not successfully penetrate the entrenched "concrete lobby," which has considerable influence with those state agencies in charge of prison construction. Most state penal authorities are reluctant to use anything but concrete construction for their larger projects, and, as a result, innovative construction methods such as prefabricated modular jail cells have met with opposition. Because of this, Mark Correctional has rarely been specified in large-scale jail construction projects by either architects or major contractors utilizing concrete construction. As a result, Mark Correctional has only been able to participate in smaller projects where major contractors have no interest in participating. This has effectively limited Mark Correctional's revenues.

         As a result of the foregoing factors, our Board concluded that the business as it is presently constituted cannot enjoy any real future growth or profitability and that as such the operations will not result in any significant appreciation of our stockholders' investments in the Company.


         In connection with the decision by the Directors to sell the Mark Correctional assets, the Directors also took into consideration the fact that the interim financial statements reflected operating profits of approximately $857,000 for the nine months ended March 31, 2002. These operating profits are predicated on contracts that the Company entered into at the beginning of the fiscal year. For the reasons stated herein the Company has no assurances that it will be able to negotiate similar contracts in the forthcoming fiscal year. Further, at the current time and because of budgetary restriction, new construction of jail facilities has been curtailed and, in fact, some existing facilities at the state level are being closed. In addition there is currently a surplus of "jail beds" because existing facilities are generally operating at 90% of capacity. Our directors have concluded that notwithstanding the positive results for the nine-month period, the manufacturing and distribution of jail cells will not be a growth industry in the future. The Directors also concluded that Rite-Way's offer is consistent with the independent valuation of Mark Correctional, as discussed below, and that it is in the best interests of the Company to dispose of the jail cell business. Mr. Rosenberg believes that he will be able to operate the business at a profit because he will not have the added expenses of a publicly held company. However, there can be no assurances that Rite-Way will be successful. See "Risk Factors".


         Our Board then directed management to investigate a possible sale of the Mark Correctional division. Management in September 2001 then obtained an independent appraisal of the market value of the equipment and a valuation of the Mark Correctional business (the "Valuation"). Management then solicited offers from various parties who from time to time had previously expressed an interest in purchasing Mark Correctional. No one with whom we previously had talked indicated any real interest in purchasing either the assets or the business. However, in January 2002, Michael J. Rosenberg, the Executive Vice President of our Company who was aware that we might sell the business, indicated that he personally might have an interest to acquire the assets if he was able to locate sufficient financing. Mr. Rosenberg has been running the day-to-day operations of Mark correctional for the last four years. Mr. Rosenberg believed he could obtain financial assistance and as a result preliminary negotiations then commenced.

         In our negotiations with Mr. Rosenberg representing Rite-Way, Mr. Rosenberg was aware of our efforts to find a purchaser for the Mark Correctional Assets. In fact, Mr. Rosenberg had represented us in preliminary talks with various prospective purchasers. In January, 2002 Mr. Rosenberg made an offer on behalf of his personal corporation, Rite-Way of New Jersey ("Rite Way") to pay $2,500,000 based on the net book value of the assets. We made a counter offer which required that we receive $3,500,000 of value based on the net assets of $2,500,000. It was agreed by Mr. Rosenberg that we would receive at Closing $1,000,000 of the Mark Correctional cash on hand, together with the sum of $2,500,000, represented by a $500,000 down payment and the balance of $2,000,000 payable in 36 equal monthly installments. Then, Mr. Rosenberg requested that Rite-Way be able to retain at least $400,000 of cash for operating capital. It was agreed that Rite-Way could retain the $400,000 of cash at Closing and we would receive the remainder of the cash on hand. It was further agreed that if the remaining cash received by us at Closing was less than $1,000,000, then Rite-Way would be obligated to pay us the difference between $1,000,000 and what we actually received within ninety (90) days which is evidenced by a secured promissory note.

         On January 24, 2002, we received a written offer from Rite-Way. The Board concluded that the offer made by Rite-Way was fair in terms of the value of the assets as well as the business and accepted the offer subject to the parties entering into a formal asset purchase agreement (the "Asset Purchase Agreement") and further subject to approval of Shareholders. The Asset Purchase Agreement was entered into between the parties on February 22, 2002. The Asset Purchase Agreement was later amended to provide that after deduction of $400,000 of cash at closing for Rite-Way, if there is then less than $1,000,000 we cannot be required to accept a note from Rite-Way in excess of $500,000. If an adjustment to the $400,000 of cash is required, Rite-Way has the alternative of accepting less than $400,000 of cash or terminating the Asset Purchase Agreement.


         As previously stated, Mr. Rosenberg is the Executive Vice President of our Company. He has been employed by us for more than twelve years and for the last four years has run the day-to-day operations of Mark Correctional. Mr. Rosenberg established Rite-Way as a personal corporation many years ago and for the last ten years Rite-Way has been dormant. Mr. Rosenberg has continued to maintain the Company in good standing with the State of New Jersey. Rite-Way has a binding commitment from a third party lender for the $500,000 down payment at closing. Rite-Way currently maintains office space at 11 Kingsley Drive, Manalapan, New Jersey 07726 which is Mr. Rosenberg's personal residence. Mr. Rosenberg intends to continue to use the "Mark Correctional" name as a working division of Rite-Way. Rite-Way intends to relocate its offices to the premises currently occupied by Mark Correctional. Mr. Rosenberg will resign from our Company prior to the Closing of the Asset Sale. The prospective sale of the assets to Rite-Way was negotiated at arm's length.


         It is emphasized that at the current time Rite-Way effectively has no assets, and its success and ability to make the installment payments is dependent upon the success of the ongoing jail cell business under Rite-Way's direction.

         Set forth below is an audited Balance Sheet of Rite-Way together with supporting footnotes for the period ended June 30, 2002 prepared by Rite-Way's auditors, the Vidore Group, LLP, certified public accountants. Shareholders are urged to review the Balance Sheet which reflect that Rite-Way's asset are minimal.

                              Audited Balance Sheet
                             Rite-Way of New Jersey
                               as of June 30, 2002

                                     ASSETS

CURRENT ASSETS:

        Cash                                                                       $   344
                                                                                   -------

TOTAL ASSETS                                                                       $   344
                                                                                   =======

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:
        Accrued expenses                                                           $ 3,855
                                                                                   -------

STOCKHOLDER'S EQUITY:
        Common stock, no par value, 1,000 shares authorized,
           100 shares issued and outstanding                                         1,000
        Accumulated deficit                                                         (4,511)
                                                                                   -------
        TOTAL STOCKHOLDER'S DEFICIT                                                 (3,511)
                                                                                   -------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                                        $   344
                                                                                   =======

                                    FOOTNOTES
                                    ---------

NOTE 1:           NATURE OF OPERATIONS

                  Historically, the Company provided marketing consulting services for various industries. The Company primarily services clients in New Jersey. The operations of the Company were dormant for the period ending June 30, 2002.

NOTE 2:           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                  Income Taxes:

                  The Company, with the consent of its stockholders, has elected to be taxed as an "S" corporation under a provision of the Internal Revenue Code, as well as for state income tax purposes. In lieu of federal corporate income taxes, the stockholders are taxed on the Company's taxable income. Accordingly, no provision for federal income taxes is reflected in the financial statements.

                  The majority of state income taxes are the responsibility of the individual stockholders. Corporate state income taxes which are the Company's responsibility will be provided at statutory rates.

                  Use of Estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 3:           ACQUISITION:

                  On February 22, 2002, the company entered into a tentative agreement to purchase all the assets of another company's division except for $1,000,000 of cash and/or cash equivalents for the lesser of $2,500,000 or the net asset value at the time of the closing, which is anticipated to occur during 2002. The Company will also assume certain liabilities of the division except for any income tax liabilities due up to the closing date, and any undisclosed liabilities.

                  The purchase will be financed as follows: $500,000 to be paid to the seller at the time of closing, and the remaining purchase price will be paid over 3 years from the date of closing in equal monthly installments including interest at 8% per annum as evidenced by a promissory note. To the extent the selling price is reduced, this note shall be reduced in the same amount. This note will be secured by all assets of the buyer's Company except for $500,000 of accounts receivable as described below.

                  The initial payment of $500,000 will be financed by the Company through a note payable. The note will be payable to Certified Steel, Inc. (a major vendor of the division being purchased), payable in equal monthly installments over 3 years from the date of closing. Interest will be charged at prime plus 2-1/4% with a floor of 9% per annum and will be paid quarterly. The note will be secured by $500,000 of accounts receivable.

         The Asset Purchase Agreement

         General

         As a result of the offer by Rite-Way, we have entered into an Asset Purchase Agreement (the "Agreement") with Rite-Way dated February 22, 2002. Subject to the approval of shareholders, we are selling essentially all of the tangible and intangible assets of our jail cell manufacturing business subject to the assumption by Rite-Way of certain liabilities. The sale is expected to close shortly after approval by stockholders at The Annual Meeting. The Agreement is attached as Exhibit 1. The Agreement contains various customary representations and warranties made by each of the parties to the Agreement. Such representations and warranties relate to, among other things, the enforceability of the Agreement, our organization and the organization of Rite-Way, our authority and the authority of Rite-Way to enter into the Agreement, the assets of Mark Solutions being transferred and the liabilities being assumed. We encourage you to read the Asset Purchase Agreement, as it is the legal document which governs the transaction. The following is a general discussion of the essential terms:


         The Assets


         The Assets which are being purchased by Rite-Way include cash as maintained by the Mark Correctional Division in excess of $1,000,000 on the date of Closing, but at least a minimum of $400,000; all accounts receivable, office equipment, machinery, tools, dies, books, records, inventory, prepaid expenses, vehicles, contracts, trademarks and good will. In addition, Rite-Way will assume all accounts payable and notes payable on all capitalized leases, operating leases attributable to the Mark Correctional division and accrued expenses up to the time of closing. In addition, Rite-Way has agreed to assume the lease to the premises now occupied by Mark Correctional. However, the Company will continue to remain liable under the lease in the event Rite-Way should default. The lease expires October 31, 2004.


         The Purchase Price


         Rite-Way had agreed to pay us the sum of $2,500,000 for the assets based upon the net book value of the assets. In the event the book value is less than $2,500,000 at time of closing, the purchase price will be adjusted downwards. Between the time that Rite-Way agreed to the purchase price and March 31, 2002, the net asset value has declined by approximately $500,000 and, as a result, the principle amount of the note would be reduced by $500,000. Payment of the purchase price will be made in the following manner: Payment of $500,000 in cash is due at closing, and the balance to be paid in thirty-six equal monthly installment payments evidenced by a promissory note bearing interest at 8% per annum. The note is to be secured by all of the assets purchased, with the exception of $500,000 of receivables, and all of the capital stock of Rite-Way. In the event of a default by Rite-Way of any installment payment, we have the right to foreclose on such security interest and thereafter sell the assets to satisfy such obligation in accordance with applicable law.



         In addition, Rite-Way shall be entitled to receive at Closing at least $400,000 of the cash on hand of Mark Correctional. We shall be entitled to the balance of the remaining cash up to $1,000,000. If there is less than $1,000,000 available to us we shall then be entitled to receive a promissory note in an amount equal to $1,000,000 less the amount of cash retained by us at Closing. However, we shall not be required to accept a note in excess of $500,000. If an adjustment is to be made to the amount of the note, Rite-Way has the option of either accepting the adjustment to the $400,000 of cash or terminating the Agreement. The note bearing interest at 8% per annum shall be payable ninety
(90) days after Closing and shall be secured by all of the Mark Correctional Assets, with the exception of $500,000 of accounts receivable. We shall also receive additional collateral consisting of all of the capital stock of Rite-Way.


         Other Conditions to Completion of the Asset Purchase Agreement:

         The completion of the sale of the assets is subject to various conditions (any of which may be waived by the party to be benefited by such condition) including among other things:

         o The truth and correctness of the representations and warranties of both Mark Solutions and Rite-Way;

         o Performance of and compliance with all covenants by both Mark Solutions and Rite-Way;

         o Delivery of customary opinions of counsel for Mark Solutions and counsel for Rite-Way;

         o The absence of certain material adverse changes in the assets or the business of the Mark Correctional division;

         o Approval by landlord of the assignment and/or assumption of the lease to the premises now occupied by Mark Correctional.

Termination of the Asset Purchase Agreement

The Agreement may be terminated and the asset sale abandoned for various reasons including:

         o        By mutual consent of the parties;


         o The failure of Mark Correctional to have at least $400,000 of cash on hand at Closing;



         o Rite-Way will not accept an adjustment at Closing to the $400,000 of cash.


         o If the closing does not take place on or before August 31, 2002, unless otherwise extended by mutual agreement of the parties;


         o Any of the material and substantial representations of Mark Solutions or Rite-Way are not true and correct when made or at any time prior to the closing;

         o If Mark Solutions or Rite-Way fail to fulfill their respective obligations under the Agreement;

         o If there is any statute, rule, regulation, court order or prior contractual obligation which makes the transaction illegal or prohibited.

         Expenses of the Asset Sale

         Whether or not the Asset Sale is consummated, each party is required to bear its own costs and expense including fees of attorneys, accountants and financial advisors.

         Fairness of the Asset Sale to the Stockholders

         In arriving at the determination that the transaction is fair to and in the best interests of our stockholders, our Board considered certain other factors:

         o The absence of any other offers by anyone else for the assets or the business of Mark Correctional after considerable efforts by Management to locate potential buyers.

         o The fact that the Agreement requires that the sale be approved by a majority of Mark's stockholders, which ensures that the Board will not be taking action of which the majority of our shareholders disapprove.

         o A valuation from an independent appraiser that the consideration to be received is fair.

         Valuation:

         Our Board of Directors approved the retention of the certified public accounting firm of Sax Macy Fromm & Co. ("Sax Macy") to prepare a valuation (the "Valuation"). Sax Macy has operated as certified public accountants for the last forty-five years. The firm employs sixty accountants. It also has two experienced full-time appraisers who, over the last five years, have performed over two hundred valuation reports for various types of companies. Our Board selected Sax Macy because of their experience in valuations. Additionally, over the last two years Sax Macy had performed certain consulting services for us in connection with the sale of Mark Care.


         In order to appraise the value of Mark Correctional, Sax Macy first obtained financial information from the Company concerning the historical results of operations. In addition, Sax Macy met with management to discuss the adjustments necessary to reflect the results of operations of Mark as a "stand alone entity". Sax Macy also discussed with management the nature of the industry, future revenue projections, cost allocation issues, current contracts on had and current negotiations of contracts in progress.

         All of the foregoing was done to enable Sax Macy to assess the fair market value of Mark Correctional. In doing so, Sax Macy considered a number of alternative valuation methodologies including guideline companies, capitalized earnings, and net asset value. Sax Macy reported that its search for publicly held guideline companies revealed no appropriate match of any company comparable in size and operations to Mark Correctional. As a result, Sax Macy then selected the capitalized earnings method which involves the selection of a normalized earnings base which reflects anticipated normal future earnings. This normal earnings stream is capitalized at a rate (the capitalization rate) which is reflective of the inherent risks in the income stream. The capitalization rate represents the discount rate less long-term growth. In order to arrive at the discount rate, Sax Macy considered the following components: Risk Free Rate (5.5%), Equity Risk Premium (7.8%), Size Premium (2.6%) and a specific Company Risk Premium (4.0%). From the foregoing total, Sax Macy subtacted estimated long term growth of 1% and arrived at a Capitalization Rate of 18.9%. The Capitalization Rate represents the effective rate of return required by an investor assuming the risks involved in the investment. As such, applying that capitalization rate yielded a value of $3,620,000 prior to any discount for marketability. Sax Macy then applied another methodology which consisted of using the net asset value of the assets of Mark Correctional. This methodology required the adjustment of book values to fair market values based on equipment appraisals which Mark Correctional had obtained from an independent equipment appraiser. The book value of all other assets and liabilities was represented at fair market value. The indicated value utilizing the book value method resulted in a fair market value of $2,733,000 prior to any discounts for lack of marketability.

         Sax Macy then concluded that because of the uncertainty of the future earnings stream of Mark Correctional the net asset method was a more reliable method than the capitalized earnings method and as a result, Sax Macy placed a higher weight on the net asset method rather than on the capitalized earnings method Sax Macy weighed the capitalized earnings method at 25% and the net asset method at 75%. This resulted in a weighted average value of $2,955,000 prior to any discounts for lack of marketability. Since Mark Correctional is a division, there is no liquid marketplace for the sale of its assets. In light of this, Sax Macy concluded that the lack of liquidity would require a conservative discount for lack of marketability. Sax Macy referred to numerous restricted stock studies which are used as a measure for determining marketability discounts and the median discount of those studies is 33%. However, Sax Macy determined to use a more conservative approach and applied a lower marketability discount of 15% rather than 33%. Accordingly, the weighted average value of $2,955,000 was reduced by the 15% marketability discount resulting in an indicated fair market value for Mark Correctional's business of $2,511,750."

         Sax Macy charged $10,000 for the valuation services. Fees paid to Sax Macy for financial consulting and merger and acquisition services for the past two years are as follows:

         (i)      12 months ended May 31, 2001 - $117,056
         (ii)     12 months ended May 31, 2002 - $52,420

         Our Board concluded that the negotiated price for the assets and business was consistent with the Valuation.


         The full text of the Valuation is attached to this proxy statement as
Exhibit II. We encourage you to read this Valuation carefully in its entirety for both a description of the assumptions made, the methodology employed, the matters considered and Sax Macy's conclusions.

         The Valuation is addressed to our Board and does not constitute in any way a recommendation to stockholders as to how to vote with respect to the Asset Sale. Sax Macy had no input as to the consideration to be paid by Rite-Way.

         Accounting for the Transaction

         Stockholders are advised that while the sale of the net assets of the Mark Correctional Division to Rite-Way represents a transfer of business ownership for legal purposes, from an accounting perspective, the realization of the sales price by Mark Solutions is principally dependent on the success of the future operating results of the jail cell business under the direction of Rite-Way. Accordingly, and consistent with accounting rules, the transaction will not currently be recognized as a sale for accounting purposes. The Net assets which are subject to the transaction will be segregated on the Company's Balance Sheet. As payments are made to the Company by Rite-Way, the payments will be recorded as reductions to the net asset balance. Further, any future operating losses of Rite-Way will be recorded by the Company as evaluation allowance charged against the net asset balance and will result in a correspondence charge to the Company's operations. Thus, any losses sustained by Rite-Way will be reflected in the Company's Results of Operations. This accounting treatment will continue until the net assets of the business have either been written down to zero or circumstances have changed sufficiently, that it become appropriate for the Company to recognize the transaction as a sale.

         Effect of the Transaction

         Upon completion of the Asset Sale, we will have no operations and as such, we will essentially be a public shell. We will have no operating revenues until such time that we acquire a new business or merge with another company. It is our intention to seek a new business or to enter into a business combination with another company. We will use the proceeds from the Asset Sale for working capital in connection with any new business.

         As a result of the Asset Sale, the affiliates of Mark and their transferees will only be able to sell their stock holdings pursuant to a registration statement filed with the Securities and Exchange Commission.

         Preliminary Negotiations

         Our management has had preliminary exploratory talks with the principals of several companies. None of these preliminary talks have moved to a "probable stage" level. Additionally, we considered a possible merger with a newly started privately held company, Globalitronix, Inc. ("Globalitronix"). This company is an Internet application service provider which licenses software to enable companies and brokerages to perform registered public offerings. Our management believed that Globalitronix has a great deal of potential and in order to position ourselves we negotiated a first right of refusal which would give us the first right to a business combination with Globalitronix. In exchange for the first right of refusal, we have loaned Globalitronix the sum of $330,000, $100,000 of which is payable on July 1, 2002, and $100,000 on August 6, 2002, $50,000 on October 1, 2002, and $80,000 on December 10, 2002.

         Globalitronix had proposed a merger by which that company would merge into a new subsidiary established by us. The holders of the outstanding stock of Globalitronix would receive Mark shares in exchange for their shares. Globalitronix had proposed that its shareholders receive a ninety percent (90%) interest in Mark and the existing Mark shareholders would be left with a ten percent (10%) interest. Our Directors discontinued negotiations with Globalitronix because they believed that the proposed terms were excessive in light of Globalitronix's limited business history and limited revenues.

         Due to existing stock market conditions, Globalitronix's current revenues have been negatively effected, and as a result Globalitronix requested an extension of time until October 1, 2002 to pay the July and August installments and an extension of the other installments for sixty days from their original due date. We have granted the extension. While we believe that Globalitronix will make the payments, we have established a reserve of $352,277, which represents the principal amount of the loan and accrued interest through June 30, 2002.


         Risk Factors Related to the Asset Sale

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE TRANSACTION BEFORE YOU DECIDE WHETHER TO VOTE TO APPROVE THE ASSET SALE AND THE ASSET PURCHASE AGREEMENT. YOU SHOULD ALSO CONSIDER THE OTHER INFORMATION IN THIS PROXY STATEMENT AND THE ADDITIONAL RISK FACTORS AND INFORMATION IN OTHER REPORTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2001.

         (1) The Asset Sale May Not Be Consummated

         The consummation of the Asset Sale is subject to numerous conditions. Such conditions include, but are not limited to compliance by the Company with the requirements of the New Jersey Industrial Recovery Act (N.J.S.A. 13:1K-6 et seq.) Even if our stockholders approve the Asset Sale, there can be no assurances that other conditions to closing will be met and that the Asset Sale will be consummated. If the Asset Sale is not consummated, we will have spent a substantial amount of time and financial resources in connection with the transaction without realizing any gain.

         (2) There is No Plan to Distribute Any of the Proceeds of the Asset Sale to Our Stockholders

         We do not intend to distribute any portion of the proceeds from the Asset Sale to our stockholders. It is our intention to use the net proceeds of the Asset Sale as well as available proceeds from the sale of the MarkCare assets in connection with financing a newly acquired business or in connection with a merger with an ongoing business.

         (3) After the Asset Sale, We Will in All Probability Be Engaged in an Entirely New Business

         It is the intention of Management to either acquire an already established business or merge with a company with an existing business. If we are successful in acquiring a new business or merging with a company with an existing business, it is more than likely that stockholders will find themselves invested in a company whose business is a far departure from the manufacture of steel jail cells.

         (4) There Are No Assurances We Will Be Able to Acquire Another Business

         While Management believes there are numerous business opportunities available, there can be no assurance that we will be successful in acquiring a new business. If we are not successful, management will have to reconsider its strategy, which may result in a liquidation of the Company and distribution of assets to the shareholders.


         (5) Rite-Way May Not Be Able To Meet The Installment Payments

         The note receivable in the amount of $2,000,000 will be paid from cash flows expected to be generated by Rite-Way from the Mark Correctional operations. Mark Correctional as operated by us has not proven profitable and has not consistently generated positive cash flows. Accordingly, there can be no assurances that Rite-Way will be able to successfully operate Mark Correctional and meet its obligations to us.

         (6) The Assumptions Employed In the Valuation Might Not Prove Correct

         The valuation of Mark Correctional assumes (among other factors) that Mark Correctional will be able to operate more profitably as a privately held Company. This assumption may not be true. If not true, Rite-Way could very well default in the installment payments.

         (7) Our Shareholders Will Continue To Bear Certain Risks In Mark Correctional Because Of The Terms Of The Asset Sale

         Under the terms of the Asset Sale, we will receive installment payments of a promissory note in the amount of $2,000,000. If the note is not paid, this would result in our repossessing the assets and shareholders would have the risk of ownership of such assets once again. While shareholders have the risk of non-payment, they will not receive any benefits if Mark Correctional proves successful under Rite-Way's direction. The structure of the Asset Sale does not provide for either Mark or its shareholders to receive any payments out of Rite-Way's profits.


         (8) Interests of Certain Persons in the Transaction

         Except for Michael Rosenberg, an Executive Vice President of Mark Correctional, no other individual connected with the Company has any interest in this transaction. The Board accepted the offer subject to approval of the stockholders. The Board believes that the offer is fair and consistent with the Valuation received by the Company and was reached through arm's-length negotiations. Mr. Rosenberg will resign as the Asset Sale is concluded.

         Management Ownership

         As of January 15, 2002, our directors and executive officers own in the aggregate, 408,451 shares of our outstanding Common Stock, representing approximately 4.2% of our outstanding stock.


         Federal Income Tax Treatment Consequences

         We believe we will not incur a liability for federal income tax purposes on the gain on the sale of the assets to Rite-Way because of the availability of federal net operating loss carryforwards. The transaction may however be subject to state or local income, franchise, sales, use or other tax liabilities in states or local tax jurisdictions for which we file tax returns.


         Appraisal Rights

         We are organized under the corporate laws of the State of Delaware. Delaware corporate law does not provide for appraisal or other similar rights for dissenting stockholders in connection with a sale of all or a substantial portion of a corporation's assets. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares in connection with the Asset Sale.

         Selected Financial Data

         The following Selected Financial Data is based on the Company's audited financial statements for the last five fiscal years, 1997 through 2001, and unaudited interim Financial Data for nine (9) months ended March 31, 2002 and 2001. The following schedules are intended to present selected financial data which highlights certain trends in our financial condition and results of operations. This data illustrates historically our lack of any meaningful sales growth and the failure to achieve any meaningful profits. For more detailed information stockholders should also read our annual report on Form 10-K for the Fiscal Year Ended June 30, 2001, which accompanies this Proxy Statement.

             THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK



                                                     Fiscal Years Ended June 30,
                                          (in thousands, except share and per share data)
                                         --------------------------------------------------

Income Statement Data:                       Interim Information               2001
                                          Nine Months Ended March 31
                                         -----------------------------------------------
                                               2002             2001
                                                 (Unaudited)
                                         -----------------------------------------------

Revenues                                      $9,626            $4,356           $8,513
                                           ---------         ---------        ---------

Costs and Expenses:
 Cost of Sales                                 6,783             2,928            5,762
 General and administrative                    1,623             1,325            2,328
 Marketing costs                                 363               319              424
 Litigation settlement                             -                 -               98
                                           ---------         ---------        ---------
  Total Costs and Expenses                     8,769             4,572            8,612
                                           ---------         ---------        ---------
Operating Income /(Loss)                         857             (216)               99
Net Other (Expense)                             (29)             (235)            (214)
Income Tax Benefit                                 -               180              ---
                                           ---------         ---------        ---------
Income (Loss) from Continuing
Operations                                       828             (271)            (313)
(Loss)/Income from Sale of
Discontinued Segment (net of income            (237)               928              928
tax provision of $-0-$920, $620,  $-0-,
$-0-, $-0-, $-0-, respectively)

(Loss) From Discontinued Operations
(net of income tax benefit of $-0-,                              (794)            (914)
$740 $620, $24, $240, $-0-, ,$-0-,                --
respectively)

Extraordinary  Gain on  Extinguishment         1,121                --               --
of Debt
                                           ---------         ---------        ---------
Net Income/(Loss)                             $1,712              $137          $ (299)
                                           =========         =========        =========



Income (Loss) per Share from
Continuing Operations                           $0.9           ($0.03)           $(.04)

Weighted Average Shares Outstanding        9,697,106         7,865,630        8,266,676





                                                               Fiscal Years Ended June 30,
                                                     (in thousands, except share and per share data)
                                        ---------------------------------------------------------------------

Income Statement Data:                          2000             1999               1998             1997

                                              -----------       ---------         ---------         ---------


                                              -----------       ---------         ---------         ---------

Revenues                                        $ 11,671          $ 8,497          $ 12,708           $6,115
                                              -----------        --------         ---------         ---------

Costs and Expenses:
 Cost of Sales                                     9,728            5,689             9,928            6,010
 General and administrative                        1,912            2,449             2,268            2,185
 Marketing costs                                     681              562               434              416
 Litigation settlement                               250              396               ---              ---
                                              -----------        --------         ---------         ---------
  Total Costs and Expenses                        12,571            9,096            12,630            8,611
Operating Income /(Loss)                           (900)            (599)                78          (2,496)

Net Other (Expense)                                (139)            (124)              (55)          (1,679)

Income Tax Benefit                                    83              760               ---              ---

Income (Loss) from Continuing
Operations                                         (956)               37                23          (4,175)

(Loss)/Income from Sale of
Discontinued Segment (net of income                  ---              ---               ---              ---
tax provision of $-0-, $920, $620, $-0-,
$-0-, $-0-, $-0-, respectively)

(Loss) From Discontinued Operations
(net of income tax benefit of $-0-,              (3,432)          (1,747)           (2,411)          (1,264)
$740, $620, $24, $240, $-0-, ,$-0-,
respectively)

Extraordinary  Gain on  Extinguishment                --               --                --               --
of Debt
                                               ---------        ---------         ---------        ---------
Net Income/(Loss)                               $(4,388)        $ (1,710)         $ (2,388)         $(5,439)
                                               =========        =========         =========        =========

Income (Loss) per Share from
Continuing Operations                             $(.16)             $.01              $---          $(1.17)

Weighted Average Shares Outstanding            6,112,534        4,945,257         4,415,101        3,555,402



Balance Sheet Data:
                                    March 31,
                                      2002
                                   (unaudited)                         Ended June 30,
                                                                        in thousands
                                   -----------            ---------------------------------------------------
                                                           2001       2000        1999       1998      1997
                                                           ----       ----        ----       ----      ----
Working Capital                        $1,713             $  929     $ 1,599     $1,135     $3,210    $1,105
Net Property and Equipment                309                485         790        920        284       142
Total Assets                            3,723              5,424       5,304      7,862      5,020     5,172
Current Liabilities                     1,665              3,966       2,825      4,824        866     3,007
Other Liabilities                          23              1,135       2,073        485      1,039     2,318
Temporary Stockholders' Equity            ---                ---         ---        ---       1220       ---
Stockholders' Equity (Deficiency)       2,035                323         406      2,553      3,115     (153)

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
                                   (Unaudited)



To assist stockholders in a better understanding of the transaction, we are setting forth herein pro forma financial statements. The following unaudited pro forma consolidated balance sheet as of March 31, 2002 is presented as if the proposed sale of assets and assumption of liabilities of the Mark Correctional division to Rite-Way occurred on March 31, 2002. The pro forma assumes the proceeds includes a cash down payment of $500,000. The sale of the net assets of the jail cell division (the "net assets") to Rite-Way represents a transfer of business ownership for legal purposes. However, because realization of the sales price is principally dependent on the future operating results of the jail cell business under the direction of Rite-Way, the transaction will not currently be recognized as a sale for accounting purposes. The net assets which are subject to the transaction have segregated on the Company's pro forma balance sheet. Payments made to the Company by Rite-Way will be recorded as reductions to the net asset balance. Future operating losses of Rite-Way will be recorded by the Company as a valuation allowance against the net asset balance and will result in a corresponding charge to the Company's operations. This accounting treatment will continue until either the net assets of the business have been written down to zero or circumstances have changed sufficiently that it becomes appropriate to recognize the transaction as a sale. The pro forma consolidated balance sheet should be read in conjunction with the notes thereto.

                      Mark Holdings, Inc. and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 2002
                                   (Unaudited)


                                                                                                   Pro Forma
                                                                               Historical         Adjustments          Pro Forma
                                                                               ----------         -----------          ---------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                   $    182           $    500 (2)          $    557
                                                                                                      (125)(1)
   Notes receivable-current                                                         401                                      401
   Accounts receivable                                                            1,709             (1,709)(1)                --
   Cost in excess of contract revenue earned                                        874               (874)(1)                --
   Inventories                                                                       25                (25)(1)                --
   Deferred tax asset                                                                86                 --                    86
   Prepaid expenses                                                                 101                (32)(1)                69
                                                                               -------------------------------------------------
       Total Current Assets                                                       3,378             (2,265)                1,113

PROPERTY AND EQUIPMENT, NET                                                         309               (279)(1)                30

Net assets of business transferred under                                                             2,024 (1)             1,524
  contractual obligations                                                            --               (500)(2)
OTHER ASSETS                                                                         36                (36)(1)                --
                                                                               -------------------------------------------------

Total Assets                                                                   $  3,723           $ (1,056)             $  2,667
                                                                               =================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                            $  1,020           $   (890)(1)          $    130
   Current portion of long-term debt                                                216                 --                   216
   Current portion of obligations under capital leases                               22                (22)(1)                --
   Billings in excess of contract revenue earned                                      3                 (3)(1)                --
   Accrued liabilities                                                              404               (118)(1)               286
                                                                               -------------------------------------------------
     Total Current Liabilities                                                    1,665             (1,033)                  632

OTHER LIABILITIES:
   Long-term portion of obligations under capital leases                             23                (23)(1)                --

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value, 50,000,000 shares
   authorized, 9,714,606 shares issued and outstanding
   at March 31, 2002                                                                 97                 --                    97
   Preferred stock, $1.00 par value, $10 liquidation
   value; 4,705,000 shares authorized:
   Additional paid-in capital                                                    36,881                 --                36,881
   Deficit                                                                      (34,892)                --               (34,892)
   Treasury stock, at cost; 17,500 shares                                           (51)                --                   (51)
                                                                               -------------------------------------------------
      Total Stockholder's Equity                                                  2,035                 --                 2,035
                                                                               -------------------------------------------------

Total Liabilities and Stockholders' Equity                                     $  3,723           $ (1,056)             $  2,667
                                                                               =================================================

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
                                   (Unaudited)


The pro forma adjustments reflect the sale of the assets and the assumption of liabilities of the Mark Correctional division and certain related transactions are as follows:


1) To record reclassification of assets and liabilities of Mark Correctional transferred to Rite-Way.

2)       To record the $500,000 cash due at closing.

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
          YEAR ENDED JUNE 30, 2001 AND NINE MONTHS ENDED MARCH 31, 2002
                                   (Unaudited)


The following unaudited pro forma consolidated statements of operations for the year ended June 30, 2001 and the nine months ended March 31, 2002 are presented as if the proposed sale of assets and assumption of liabilities of the Mark Correctional division to Rite-Way occurred on July 1, 2000. The sale of the net assets of the jail cell division (the "net assets") to Rite-Way represents a transfer of business ownership for legal purposes. However, because realization of the sales price is principally dependent on the future operating results of the jail cell business under the direction of Rite-Way, the transaction will not currently be recognized as a sale for accounting purposes. The net assets which are subject to the transaction have been segregated on the Company's pro forma balance sheet. Payments made to the Company by Rite-Way will be recorded as reductions to the net asset balance. Future operating losses of Rite-Way will be recorded by the Company as a valuation allowance against the net asset balance and will result in a corresponding charge to the Company's operations. The pro forma statements of operations do not give effect to any charge to operations that would result from future operating losses of Rite-Way. This accounting treatment will continue until either the net assets of the business have been written down to zero or circumstances have changed sufficiently that it becomes appropriate to recognize the transaction as a sale. These statements of operations do not purport to be indicative of the results of operations that actually would have resulted had the transaction noted above had been consummated as of the dates noted above. The pro forma consolidated statements of operations should be read in conjunction with the notes thereto.

                      Mark Holdings, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                 (in thousands, except share and per share data)
                        For The Year Ended June 30, 2001
                                   (Unaudited)


                                                                                                  Pro Forma
                                                                         Historical              Adjustments             Pro Forma
                                                                         ----------              -----------             ---------
Revenues                                                                 $     8,513           $    (8,513)(1)          $        --
                                                                         ----------------------------------------------------------

Costs and expenses:
   Cost of Sales                                                               5,762                (5,762)(1)                   --
   General and administrative expenses                                         2,328                (1,514)(2)                  814
   Marketing costs                                                               424                  (424)(2)                   --
   Litigation settlement                                                          98                   (98)(2)                   --
                                                                         ----------------------------------------------------------
     Total Costs and Expenses                                                  8,612                (7,798)                     814
                                                                         ----------------------------------------------------------

Operating income (loss)                                                          (99)                 (715)                    (814)

Other Income (Expenses):
       Interest Income                                                            17                    -- (3)                   17
       Interest expense                                                         (231)                                          (231)
                                                                         ----------------------------------------------------------
           Total Other Expenses                                                 (214)                                          (214)
                                                                         ----------------------------------------------------------

 Loss from continuing operations                                         $      (313)          $      (715)             $    (1,028)
                                                                         ==========================================================

Basic Loss per Share
   Loss per share from continuing operations                             $     (0.04)          $     (0.09)             $     (0.12)

Weighted average Number of Basic Shares Outstanding                        8,266,676             8,266,676                8,266,676
                                                                         ==========================================================


                      Mark Holdings, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                 (in thousands, except share and per share data)
                    For The Nine Months Ended March 31, 2002
                                   (Unaudited)


                                                                                                  Pro Forma
                                                                         Historical              Adjustments             Pro Forma
                                                                         ----------              -----------             ---------
Revenues                                                                 $     9,626           $    (9,626)(1)          $        --
                                                                         ----------------------------------------------------------

Costs and expenses:
   Cost of Sales                                                               6,783                (6,783)(1)                   --
   General and administrative expenses                                         1,623                  (872)(2)                  751
   Marketing costs                                                               363                  (363)(2)                   --
                                                                         ----------------------------------------------------------
     Total Costs and Expenses                                                  8,769                (8,018)                     751
                                                                         ----------------------------------------------------------

Operating income (loss)                                                          857                (1,608)                    (751)

Other Income (Expenses):
       Interest Income                                                            22                    -- (3)                   22
       Interest expense                                                          (51)                   --                      (51)
                                                                         ----------------------------------------------------------
           Total Other Expenses                                                  (29)                   --                      (29)
                                                                         ----------------------------------------------------------

Income (Loss) from continuing operations                                 $       828           $    (1,608)             $      (780)
                                                                         ==========================================================

Basic Income (loss) per Share
Income (loss) per share from continuing operations                       $      0.09           $     (0.17)             $     (0.08)

Weighted average Number of Basic Shares Outstanding                        9,697,106             9,697,106                9,697,106
                                                                         ==========================================================

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
          YEAR ENDED JUNE 30, 2001 AND NINE MONTHS ENDED MARCH 31, 2002
                                   (Unaudited)


The pro forma adjustments to reflect the sale are as follows:

(1) To record elimination of revenues and cost of sales in connection with exit from modular cell activity.


(2) To record estimated reduction in general and administrative, marketing costs, and litigation settlement expenses incurred on behalf of the operations of the modular cell business. The adjustment is based on an analysis of the individual cost components included in these expense captions.

(3) The pro forma statements of operations do not give effect to recognition of interest income on the notes received from Rite-Way, as its collectibility is not determinable beyond a reasonable doubt.

                           TOTAL SHAREHOLDER RETURNS


                              [LINE CHART OMITTED]

                                  Base                                 Years Ending
                                  Period
Company / Index                   Jun96     Jun97      Jun98     Jun99     Jun00     Jun01
-------------------------------------------------------------------------------------------
MARK HOLDINGS INC ........          100       39.42     15.87    10.94      4.81     0.17
S&P SMALLCAP 600
INDEX ....................          100      121.69    145.37   142.01    162.44   180.49
SP600 STEEL ..............          100       92.53    114.83    79.67     58.04    79.55

The foregoing figures and graph were furnished by Standard & Poor's Compustat, a division of the McGraw-Hill Companies.

         The Board of Directors recommends that the stockholders vote "FOR" the approval of the sale of the assets of Mark Correctional to Rite-Way (Item No. 1 on the proxy card).

                                 PROPOSAL NO. 2

         APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK WHICH THE COMPANY SHALL HAVE THE AUTHORITY TO ISSUE FROM 50,000,000 SHARES, PAR VALUE $.01 PER SHARE TO 100,000,000 SHARES PAR VALUE $.01 PER SHARE.

         The Board of Directors proposes an increase in the authorized shares of Common Stock which the Company shall have the authority to issue from 50,000,000 shares of Common Stock, par value $.01 per share to 100,000,000 shares, par value $.01 per share

         The Company currently has 50,000,000 share of Common Stock authorized of which 9,714,606 shares are issued and outstanding. In addition, the Company has reserved 1,119,500 additional shares for issuance upon exercise of outstanding options.

         Management believes that it is in the best interests of the Company to increase the authorized shares. If the Asset Sale is approved by our stockholders, we intend to acquire another business or merge with another company. By increasing the authorized shares at this time we will have sufficient shares available for any future acquisition or merger and for any other proper corporate purpose. Management believes that this is the proper time to approve the amendment in order that we will be in a position to pursue an acquisition strategy without the need to seek shareholder approval at a later date. Other than the Company's first right of refusal to acquire or merge with Globalitronix, there are no other written understandings at this time for the issuance of additional shares, although the Company is in preliminary discussions with other companies about a possible acquisition.

         Pursuant to Delaware corporation law the approval of a majority of the shareholders entitled to vote is necessary to approve an amendment to our certificate of incorporation.

         THE BOARD OF DIRECTORS DEEMS THAT AN AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 50,000,000 TO 100,000,000 IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE "FOR" ITS APPROVAL. (Item no.2 on the Proxy Card.)

                                 PROPOSAL NO. 3

                              ELECTION OF DIRECTORS

General Information


         Our Bylaws provide for a Board of Directors of not less than three (3) members and not more than nine (9) members. Your Board of Directors currently consists of four (4) members. At the current time, Board Members receive $2,000 for each Board Meeting attended. During the fiscal year ended June 30, 2001 our Board met nine times. During the current fiscal year which ends June 30, 2002 our Board met four times. No director has attended fewer than 75% of those Director's Meetings or Meetings of any committees on which he serves.

         In view of the fact that two of our present directors have indicated that they do not wish to stand for re-election, at the Annual meeting three (3) members will be elected to serve until the 2002 Annual Meeting of Stockholders and until their successors have been elected and qualified. Vacancies which occur during the year may be filled by our Board of Directors and any directors so appointed must stand for re-election at our next annual meeting. Mr. William Westerhoff and Richard Branca, have indicated they will not stand for re-election. Both of these individuals have served as directors since 1992, and have decided that because of other commitments they do not wish to stand for re-election. The Company is extremely grateful for their past services and dedication. The other current directors nominated for re-election are Mr. Carl Coppola and Ronald E. Olszowy. A new proposed director, William DeMarco, has been nominated to serve. Accordingly, the new Board of Directors, if elected, will consist of only three (3) directors.

                       Directors and Executive Officers


     Name                            Age           Capacity
     Carl Coppola(1)                 62            Chairman, President
                                                   and Chief Executive
                                                   Officer
     Ronald Olszowy (2)              55            Director
     William DeMarco                 55            Nominated as a
                                                   Director
     Richard Branca (2)              53            Director
     William Westerhoff (1) (2)      65            Director
     Michael J. Rosenberg            58            Executive Vice-
                                                   President

         (1) Messrs. Coppola and Westerhoff serve on Mark's Compensation Committee.
         (2)      Messrs. Olszowy, Branca and Westerhoff serve on the Audit
                  Committee.

         The biographies of the directors and executive officers are as follows:

         Carl Coppola has served as Mark's President and Chief Executive officer since founding the Company in 1984. Mr. Coppola has also been Chief Executive Officer of Mark Lighting Fixture Co., Inc. for the last thirty years. Mark Lighting is engaged in the manufacture of lighting fixtures primarily for industrial use.


         Ronald E. Olszowy has served as a Director of Mark since November 1992. Since 1996, Mr. Olszowy has been the President and Chief Executive Officer of Nationwide Bail Bonds, which provides bail, performance and fidelity bonds. Mr. Olszowy has also been President of Interstate Insurance Agency since 1980. Mr. Olszowy serves on the Audit Committee.


         William DeMarco. William DeMarco has been a practicing attorney in the State of New Jersey since 1971. He specializes in civil and criminal litigation in both federal and New Jersey State Courts. He is a member of both the Federal and New Jersey State Bar Association.


         Richard Branca has been a Director of Mark since November 1992. Since 1970, Mr. Branca has served as President and Chief Executive Officer of Bergen Engineering Co., a construction company. Mr. Branca has decided not to stand for re-election because of other personal commitments. Mr. Branca has served on the Audit Committee.

         William Westerhoff has been a Director of Mark since November 1992. Since June 1992, Mr. Westerhoff has been retired. Prior to 1992 and for more than five years, Mr. Westerhoff was a partner of Sax, Macy, Fromm & Co., certified public accountants with offices in New Jersey. Mr. Westerhoff has decided not to stand for re-election because of other personal commitments. Mr. Westerhoff has served on the Audit Committee.



         Michael J. Rosenberg has been employed by Mark since 1990. Prior to that time he was employed by Selby Drug Company, In 1998, Mr. Rosenberg was appointed Executive Vice President in charge of the Mark Correctional division. Mr. Rosenberg reports directly to Mr. Coppola. If the Asset Sale is consummated, Mr. Rosenberg will tender his resignation from the Company.

         The Audit Committee


         The Audit Committee, which consists of Messrs. Olszowy, Branca and Westerhoff, has reviewed the audited financial statements for the Fiscal Year Ended June 30, 2001 and discussed the audited financial statements with management. The Audit Committee also received a letter from the independent auditors as required by Independence Standards Board Standard No. 1. As a result of the Audit Committee's review of the audited statements for the Fiscal Year Ended June 30, 2001, the Audit Committee recommended to the Directors that the aforementioned audited statements be included for filing on Form 10-K. The Audit Committee has not as yet adopted a charter.

Audit Fees

         Holtz Rubenstein has billed the Company $70,400 for professional services rendered in connection with the audit for June 30, 2001 and an additional $8,500 for review of our interim financial statements included in the Forms 10-Q for the year then ended.

         Holtz Rubenstein & Co. LLP has not rendered services to the Company pertaining to Financial Information Systems Designer and Implementation.

         Holtz Rubenstein & Co. LLP has rendered other services to the Company in the amount of $22,100.


         SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND
MANAGEMENT

         The following tabulation shows the security ownership as of May 15, 2002, of (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each Director and Officer of the Company and (iii) all Directors and Officers as a group.

--------------------------------------------------------------------------------
Name and Address                Number of Shares         Percent of Common Stock
                                Beneficial Owner
--------------------------------------------------------------------------------
Carl C. Coppola                    709,276(1)                    7.0%
c/o Mark Holdings, Inc.
1135 Clifton Avenue
Clifton, NJ 07013
--------------------------------------------------------------------------------
William Westerhoff                 184,300(2)                    1.9%
c/o Mark Holdings, Inc.
--------------------------------------------------------------------------------
Richard Branca                     225,016(3)                    2.3%
c/o Mark Holdings, Inc.
--------------------------------------------------------------------------------
Michael Rosenberg                  92,225(4)                     0.9%
c/o Mark Holdings, Inc.
--------------------------------------------------------------------------------
Ronald E. Olszowy                  196,800(2)                    2.0%
c/o Mark Holdings, Inc.
--------------------------------------------------------------------------------
All executive officers and         1,407,617                     13.1%
directors as a group (5
persons)
--------------------------------------------------------------------------------

         (1) Includes 15,800 shares held in trust for the benefit of three children of Mr. Coppola. Mr. Coppola disclaims beneficial ownership of these shares. Also includes 359,300 shares of Common Stock issuable pursuant to options that are presently exercisable.
         (2)      Represents or includes 184,300 shares of Common Stock issuable pursuant to options which are presently exercisable.
         (3)      Represents or includes 208,766 shares of Common Stock issuable pursuant to options which are presently exercisable.
         (4)      Includes 62,500 shares issuable pursuant to options which are presently exercisable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers, directors and beneficial owners of more than ten percent of a company's common stock to file reports of ownership and changes in their ownership of equity securities with the Securities and Exchange Commission. Based solely on a review of the reports and representations furnished to us, it appears that Mr. Coppola, Mr. Branca, Mr. Olszowy and Mr. Westerhoff were late in filing reports which were due before the end of the June 30, 2001, Fiscal Year. In October, 2001. Mr. Coppola, Mr. Branca, Mr. Olszowy and Mr. Westerhoff have filed a Form 4 and Form 5 relating to the issuance by the Company in March 2001 of five year options entitling each person to purchase 150,000 shares of the Company's Common Stock at an exercise price of $.08 per share. In addition, Mr. Coppola's Form 4 and Form 5 also reflected the granting of an option by the Company to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.00 a share. These options were issued in July, 2000. Accordingly, Mr. Branca, Mr. Olszowy and Mr. Westerhoff were late in filing one report and Mr. Coppola was late in filing two reports. At the current time, the aforementioned individuals are current in their filings.

         Summary Compensation Table

                  The following table sets forth the aggregate cash compensation paid for services rendered to the Company during each of the Company's last three fiscal years by all individuals who served as the Company's Chief Executive Officer and the Company's most highly compensated executive officers.

-----------------------------------------------------------------------------------------------------------------------
                                         Annual                                  Long Term
                                         Compensation                            Compensation
-----------------------------------------------------------------------------------------------------------------------
Name and             Year                Salary ($)          Bonus ($)           Other Annual         Restricted
Principal                                                                        Compensation        Stock Awards
Position
-----------------------------------------------------------------------------------------------------------------------
Carl Coppola,        2001                $ 199,992            --                  $ 29,999(1)           --
President and        2000                  199,992            --                  --                    --
CEO                  1999                  200,000            --                  --                    --
-----------------------------------------------------------------------------------------------------------------------
Michael              2001                $197,500             --                  $108,074(1)           --
Rosenberg,           2000                 161,154             --                  --                    --
Executive            1999                 122,892             --                  --                    --
Vice
President
-----------------------------------------------------------------------------------------------------------------------

         (1) Represents accrued vacation time earned but not used.

Employment Agreements

Pursuant to an employment agreement expiring on December 31, 2002, Mr. Coppola receives an annual base salary of $200,000 and was granted three-year options to purchase 50,000 shares of Common Stock at an exercise price of $1.00, and 150,000 shares at an exercise price of $.08. In addition, Mr. Coppola is entitled to reimbursement of expenses not to exceed $15,000 annually and is provided with an automobile and maintenance and use reimbursement by us. Mr. Coppola's employment is terminable by us upon 90 days written notice and provides for a two-year non- compete period to take effect upon termination.

We had a three-year employment agreement with Mr. Rosenberg which expired on December 1, 2001. A renewal of the contract has not as yet been formalized. At the present time Mr. Rosenberg receives an annual salary of $200,000. In addition, we provide Mr. Rosenberg with an automobile and maintenance and use reimbursement. Until Mr. Rosenberg signs a new agreement, his employment by us is terminable at will.

Option/SAR Grant Table

The table below sets forth the following information with respect to options granted to the named executive during the Fiscal Year Ended June 30, 2001, and the potential realizable value of such option grants (1) the number of shares of Common Stock underlying options granted during the year; (2) the percentage that such options represent of all options granted to employees during the year; and
(3) the exercise price.

-----------------------------------------------------------------------------------------------------------------------
                                                                                           Potential Realizable
                                                                                           Value
                                                                                           at Assumed Annual Rates
                                                                                           of Stock price
                                                                                           Appreciation for Option
                                 Individual Grants                                         Term (1)
-----------------------------------------------------------------------------------------------------------------------
Name               Options           % of Total        Exercise          Expiration        5%                10%
                   Granted           Options           Price             Date
                   (#)(2)            Granted to        ($/Sh)
                                     Employees
                                     in Fiscal
                                     Year
-----------------------------------------------------------------------------------------------------------------------
Carl               50,000            7.7%              1.00              7/14/03           $8,275            $16,551
Coppola,
CEO
-----------------------------------------------------------------------------------------------------------------------
Carl               150,000           23.1%             $.08              3/2/06            $1,892            $3,783
Coppola,
CEO
-----------------------------------------------------------------------------------------------------------------------

         (1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or differences in vesting periods.

         (2) The option exercise prices of $1.00 and $.08 per share are the closing sale prices on date of the option grants.

Aggregated Option/SAR Exercises and Values for the Fiscal Year Ended June 30, 2001.


-----------------------------------------------------------------------------------------------------------------------
Name                     Shares                Value Realized ($)          Number of               Value of
                         Acquired on                                       Securities              Unexercised In-
                         Exercise (#)                                      Underlying              the-Money
                                                                           Unexercised             Options At
                                                                           Options                 Fiscal Year End
                                                                                                   ($)
                                                                                                   Exercisable/
                                                                                                   Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Carl Coppola,            -0-                   -0-                         200,000                 -0-
CEO
-----------------------------------------------------------------------------------------------------------------------


Certain Relationships and Related Transactions

         We purchase lighting fixtures, fabricating services and other related services from Mark Lighting Fixtures Co., Inc. ("Mark Lighting"), a company wholly owned by Carl Coppola, our President and Chief Executive Officer. For the fiscal year ended June 30, 2001, we paid Mark Lighting $239,000 for such goods and services.

         In the past, in connection with specific modular steel cell projects which require performance bonds, Mr. Coppola has provided such third party guarantees. There are no guarantees currently outstanding.

         In October 1999, Mr. Coppola made a loan to us in the amount of $100,000. In December 2000, Mr. Coppola made an additional loan to us of $137,000 and was repaid $140,000 in April 2001. The remaining $97,000 was paid to Mr. Coppola in December, 2001.

         As previously discussed, Rite-Way, which is about to enter into the Asset Purchase Agreement, is owned and controlled by Michael Rosenberg, who is presently the Executive Vice President of our Company. Mr. Rosenberg has been employed with the Company for more than twelve years and for the last four years has run the day-to-day operations of Mark Correctional. The prospective Asset Sale has been negotiated at arm's length and the Directors are of the opinion that the consideration to be paid by Rite-Way is consistent with the Valuation of the Mark Correctional Division. Mr. Rosenberg believes that he will be able to operate the business at a profit because he will not have the added expenses of a publicly held company. There can be no assurances that Mr. Rosenberg will be successful and in the event of a default in any of the installment payments we could be burdened with the assets as a result of our repossessing them. Should this happen, there can be no assurance that we will be able to thereafter sell the assets at their fair market value.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES (ITEM 3 ON THE PROXY CARD).

                                 PROPOSAL NO. 4

          RATIFICATION OF THE APPOINTMENT OF HOLTZ RUBENSTEIN & CO, LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDED JUNE 30, 2002.

         The Company has used the services of Holtz Rubenstein & Co., LLP as its auditors for the last three years. The Board of Directors has approved the retention of Holtz Rubenstein & Co., LLP as the Company's independent accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2002. A representative of Holtz Rubenstein & Co, LLP will be present at The Annual Meeting. The representative will not make any statements but will be available to respond to any appropriate questions from shareholders.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF HOLTZ RUBENSTEIN & CO., LLP AS
INDEPENDENT ACCOUNTANTS.

         Proposals of Stockholders


         Stockholders of the Company who intend to present a proposal for action at the 2002 Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice received at the Company's principal executive offices not later than July 15, 2002, for such proposal to be included in the Company's proxy statement. We will consider only proposals meeting the requirements of applicable federal securities laws and the Securities and Exchange Commission Rules promulgated thereunder.


         Expense of Solicitation

         The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail. The Company may also retain the services of a proxy solicitation firm. The Company has not made any arrangements to do so as of the date of this Proxy Statement. The Company estimates that the total costs including printing and mailing will amount to approximately $18,000. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

         Annual Report and Quarterly Report to Stockholders


         The Company's annual report on Form 10-K for the Fiscal Year Ended June 30, 2001 and the Company's quarterly report on Form 10-Q for the nine months ended March 31, 2002 are being mailed to stockholders along with this Proxy.

         Return of Proxy

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend this meeting, please sign the enclosed proxy and return it in the enclosed envelope.

                                                   BY ORDER OF THE BOARD
                                                   OF DIRECTORS

                                                   Carl Coppola, Chairman
                                                   Clifton, New Jersey


                                                   August __, 2002

                              MARK HOLDINGS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Carl Coppola and Ronald E. Olszowy, and each of them jointly and severally, proxies with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Mark Holdings, Inc. (formerly Mark Solutions, Inc.) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held ________, 2002 or any adjournments thereof.

1. PROPOSAL TO APPROVE THE SALE OF THE ASSETS OF THE MARK CORRECTIONAL DIVISION OF MARK SOLUTIONS, INC.

         FOR |_|                   AGAINST |_|                   ABSTAIN |_|

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK WHICH THE COMPANY SHALL HAVE THE AUTHORITY TO ISSUE FROM 50,000,000 SHARES, PAR VALUE $.01 PER SHARE TO 100,000,000 SHARES, PAR VALUE @.01 PER SHARE.

         FOR |_|                   AGAINST |_|                   ABSTAIN |_|

3.  ELECTION OF DIRECTORS.

         FOR all the nominees listed below |_|

         WITHHOLD AUTHORITY  to vote for all nominees listed below |_|

         (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

         Carl Coppola |_|    Ronald E. Olszowy  |_|     William De Marco |_|

4. PROPOSAL TO RATIFY APPOINTMENT OF HOLTZ RUBENSTEIN & CO., LLP, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 2002 FISCAL YEAR.

         FOR |_|                   AGAINST |_|                   ABSTAIN |_|

         In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

                 (Continued and to be signed on reverse side.)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO APPROVE THE SALE OF THE MARK CORRECTIONAL DIVISION, TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED COMMON STOCK, TO ELECT MESSRS. COPPOLA, OLSZOWY AND DE MARCO AS DIRECTORS, AND TO APPROVE THE APPOINTMENT OF HOLTZ RUBENSTEIN & CO., LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

                                           Dated:_______________________________


                                           ------------------------------------
                                           Signature


                                           ------------------------------------
                                           Signature if held jointly


                                           (Please sign exactly as ownership
                                           appears on this proxy. Where stock is
                                           held by joint tenants, both should
                                           sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by President
                                           or other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.)


                           Please mark, date, sign and
                     return Proxy in the enclosed envelope.

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------
                                   FORM 10-KA


                  FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO
           SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the fiscal year ended June 30, 2001

                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from   _____________  to ______________

                           Commission File No. 0-17118

                              Mark Solutions, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                   11-2864481
----------------------------------          ------------------------------------
   (State or other jurisdiction             (I.R.S. employer identification no.)
 of incorporation or organization)

1135 Clifton Avenue, Clifton, New Jersey                             07013
------------------------------------------                        ----------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code           (973)773-8100


Securities registered pursuant to Section 12(b) of the Act:

Title of each class                  Name of each exchange on which registered
-------------------                  -----------------------------------------
                                                       NONE

Securities registered pursuant to Section 12(g) of the Act:

                          Common Stock, $ .01 par value
                                (Title of class)

         Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or other information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ].

         The aggregate market value of the 9,321,955 shares of Common Stock held by non-affiliates of the Registrant on September 28, 2001 was $186,439 based on the closing bid price of $0.02 on September 28, 2001.

         The number of shares of Common Stock outstanding as of September 28, 2001 was 9,714,606.

                       DOCUMENTS INCORPORATED BY REFERENCE

                                      None


         This Form 10-K/A amends the Form 10-K originally filed with the Commission on October 15, 2001.

                                     PART I

Item 1.  Current Business

         Mark Solutions, Inc. ("Mark" or "The Company" or "We") is a Delaware corporation, which operates its business through its Mark Correctional Systems division.

         At present our business is the design, manufacture, and installation of modular steel jail cells for correctional institution construction. We market our modular steel products by responding to public bids and by pursuing joint ventures and affiliations with other companies to solicit design/build correctional facilities.

         Until March 30, 2001 we operated a subsidiary, MarkCare Medical Systems, Inc., ("MarkCare), a company engaged in the development of software applications for medical diagnostic, archiving and communications systems
(PACS).


         As of March 30, 2001 MarkCare completed a transaction involving the sale of substantially all of its assets to MMSI Acquisition Corp. ("MMSI"), a newly established wholly owned subsidiary of MediSolution Ltd. ("MediSolution"), a Canadian based company engaged in offering information to the health care industry.


         Pursuant to the terms of an Asset and Stock Purchase Agreement, MMSI purchased substantially all of the assets of MarkCare and assumed certain specific liabilities. The sale also included all of the issued and outstanding common stock of MarkCare Medical's wholly owned United Kingdom subsidiary, MarkCare Medical Systems, Ltd. Under the terms of the Agreement, MarkCare Medical Systems Korea, Ltd., a wholly owned subsidiary, was to be liquidated.

         The total purchase price for the assets was $1,682,633, subject to certain closing adjustments. Prior to the closing, MarkCare received a $500,000 advance. At the closing, MarkCare received an additional $476,210 after adjustments. The balance of $500,000 was due on or before June 28, 2001, as evidenced by a promissory note guaranteed by MediSolution. Additionally, MarkCare received 200,000 warrants to purchase the Common Stock of MediSolution at an exercise price of $2.40 (CDN) a share. As of September 28, 2001, the bid price of MediSolution's Common Stock was $1.50 (CDN). MediSolution's Common Stock is traded on the Toronto Exchange. As additional compensation, MarkCare is to receive ten percent (10%) of all license revenues received by MMSI from certain identified projects for a period of one year from closing.

         Prior to the due date of the promissory note, June 28, 2001, we were advised by MMSI that they were evaluating the value of the net assets transferred and that they might be entitled to an offset against the promissory note for differences in the valuation of the net assets. Under a 30-day standstill agreement, dated July 3, 2001, and extended through September 3, 2001, both parties agreed to take no action until supporting documentation is prepared. As of September 28, 2001,we have not received documentation to support their allegations. We have advised MMSI that they have until October 19, 2001, to produce their supporting documentation, at which time the Company will revaluate its position. While we dispute MMSI's claims, we have recorded a liability for potential expenditures arising from this matter.

                  Under the terms of the agreement MMSI purchased the name "MarkCare Medical Systems" and as a result MarkCare changed its name to Mark Technical, Inc. simultaneously with the closing.

                       MARK CORRECTIONAL SYSTEMS DIVISION

         Our sole business of manufacturing and distributing modular steel jail cells is operated by our Mark Correctional Systems Division.

Modular Cells


      Since the initial sale of our prefabricated modular steel cells for correctional facilities in 1989, We have manufactured and sold security prison cells in 16 states including Indiana, Illinois, New York, New Jersey, Michigan, Missouri, Washington, Wisconsin, South Carolina and Minnesota as well as the Commonwealth of Puerto Rico. Revenues generated by the sale of cells to correctional facilities totaled $8,513,000 for the fiscal year ended June 30, 2001. For the year ended June 30, 2001 the following projects accounted for 85.0% of our total operating revenue:



                                                     Percentage of Fiscal 2001
         Project                                         Operating Revenues
         -------                                         ------------------
Renovation of Cellhouse "G"                                   42.0%

Pendleton Correctional Facility
Pendleton, Indiana
265 cells

Monroe County Jail Expansion                                  23.3%
Rochester, New York                                           ----
424 cells


Administration of Corrections                                 19.7%
Puerto Rico                                                   ----
438 cells


      As of September 28, 2001 we had a backlog of $6,803,000 in modular cell orders as compared to a backlog of $5,958,000 as of September 30, 2000.

         Our modular cell is a prefabricated, installation-ready, lightweight steel structure, which is manufactured according to the construction and security specifications of each correctional institution project in sizes that can vary from 60 to 200 square feet. Each modular cell can be equipped with lavatory facilities, wall-mounted sleeping bunks, desk and stool, storage bins, lighting and ventilation systems; and optional components such as fixed or operable windows and hinged or sliding security doors.

         The cells are constructed of durable low maintenance, non-porous materials including a scratch resistant epoxy polymer finish, which results in lower ongoing maintenance and life cycle costs. The cells are acoustically and thermally insulated and are designed to provide easy connection and maintenance access to all utilities, such as ventilation systems, plumbing and electric, through a secure exterior access panel.

         Each cell is load bearing to allow for multiple-story construction, and is manufactured to tolerances of 1/16 of an inch, resulting in efficient and faster on-site installation compared to traditional construction.

         Because the modular steel cell's overall dimensions and weight are less than traditional concrete cells, the project square footage requirements can be reduced and the load bearing and foundation requirements (e.g. support beams, footings and pilings) can be less extensive. These design modifications can reduce construction time, labor costs and material costs for the project. The insulated galvaneeled steel cell life cycle savings in energy cost reductions and maintenance savings are dramatically superior to concrete construction.

Bid Process, Subcontracting and Bonding Requirements

         The substantial majority of our revenues have been from state and local government correctional projects. Consequently, we are required to prepare and submit bid proposals based on the design and specifications prepared by the supervising architectural or engineering firm. We prepare and submit a formal bid proposal, which includes price quotations and estimates, selected material options and construction time estimates. Depending on the nature of the project, we may bid directly to the owner, or provide bidding information for incorporation into the general contractor's bid. After receipt and review of all accepted bids the governmental agency awards the contract based on a number of factors including costs, reputation, completion estimates and subcontracting arrangements. In those instances where we provide bid information to a general contractor who is ultimately awarded the project, there is no guarantee that we will receive the subcontracted business.

         The typical time period from submission of bids to awarding of the contract to the direct bidder (whether to us or a general contractor) is 60 to 120 days. In those instances, where we are not the direct bidder, subcontracts are generally awarded within an additional 30 to 60 days.

         In connection with some government construction projects, we are required to provide performance and completion bonds as a condition to submission or participation in a bid. Due to our historical financial condition, we have generally been unable to obtain bonds without the assistance and guarantee of third parties including our President and/or another business entity owned by an outside director. See "Item 13. Certain Relationships and Related Transactions". To date, we have not limited our bidding activity nor lost any projects due to our limited bonding capacity. However, in the event we are awarded multiple projects, the inability to obtain bonds may limit the number of additional projects we can pursue and this could have a material adverse effect on operations.

Manufacturing and Assembly

      We manufacture and assemble our modular cells at our 74,000 square foot plant located in Jersey City, New Jersey, which is equipped with a fully automated computer driven design and tooling system. This system allows for more precise tolerances and faster production output. The raw materials for our modular cells, including sheet metal, hardware, and other components are supplied primarily by regional manufacturers. In addition to the manufacture of the shell of its modular cells, we purchase, assemble, and install the ancillary components including lavatory facilities, shower facilities, desks, stools, and sleeping bunks. We believe that there are a sufficient number of national vendors to meet our raw material and component needs, and that we are not dependent upon a limited number of suppliers. In the event we determine that additional space is necessary, we believe that adequate space will be available on acceptable economic terms.

Marketing and Sales

         The market for our modular cells is primarily federal, state and local governmental agencies responsible for the construction and maintenance of correctional institutions. While our modular cell technology has other applications, such as temporary emergency housing, for the foreseeable future the correctional institutions market will represent the substantial majority of our modular business. No assurances can be given that any other markets will develop to any significant degree.

         We normally design prototypes of our modular cells for marketing, sales and trade show demonstrations. Our marketing and sales efforts are managed by our Executive Vice President and include in-person solicitations, direct mail campaigns and participation in industry trade shows. We presently market and sell our modular cells directly and through independent manufacturers' representatives. Our sales network consists of ten (10) outside sales representatives that service all of the United States and foreign countries including Canada and Latin America. Each representative generally enters into an agreement with us, which contains certain non-disclosure restrictions and provides for payment on a commission basis.

Delivery and On-Site Services

         We normally contract with several third-party carriers to deliver our modular cells to the project's construction site. In addition, we provide delivery and support services for our products including installation, operating instructions and subsequent inspections and testing.

Regulation

         The modular cells are subject to various state building codes including BOCA, UBC, the Southern Building Codes and criteria established by the American National Standards Institute. In addition, the modular cells are subject to the guidelines and regulations of OSHA, NIOSH and Centers for Disease Control and Prevention. Our modular cells comply with these codes and regulations in all material respects.

         State and Federal environmental laws regulate certain aspects of our manufacturing process. We have obtained all necessary licenses and permits and are in compliance in all material respects with applicable environmental laws.

Competition

         The construction industry in general and the governmental construction industry in particular are highly competitive. Due to the use of concrete and other traditional construction methods in the substantial majority (approximately 90%) of correctional facility construction, we compete for market share with a number of major construction companies. Such competition is not with respect to any particular project, but in persuading the purchasing agency to utilize steel cell construction rather than traditional methods.

         With respect to those projects that incorporate modular cell specifications in its design criteria, we compete with several other steel product manufacturers who manufacture a comparable product, some of which have greater financial resources than us. In addition, a number of manufacturers, which have greater financial and marketing resources than us and which currently produce sheet metal products, could ultimately enter in to the manufacture of modular steel cells in competition with us.

         Although competition in the construction industry is intense, we believe we can compete for market share of correctional facility construction business by promoting the construction advantages of our technology to the architectural, engineering and construction industries. In this regard, we emphasize the potential for reduced construction time, labor costs and material costs associated with the modular steel cell as well as the life cycle cost savings. We also believe its modular cell design has advantages over other manufacturers' steel cells, which give it a competitive advantage when an architect selects the steel cell design specification.


Employees


         As of September 28, 2001, we had two executive management employees, two plant management employees, two sales employees, three engineering employees and five office and clerical employees. We also employ 74 hourly employees in our manufacturing facility who are subject to a three-year collective bargaining agreement, which expired on August 31, 2001.While a new collective bargaining agreement has not yet been signed, we believe our relationship with our employees to be good.


Copyrights, Patents and Trade Secrets

         We do not own any patents on our modular cells or manufacturing assembly process. However, we attempt to protect our proprietary trade secrets regarding the design and manufacture of our products through non-disclosure agreements between us, our employees and most third-party suppliers and manufacturers' representatives. Since most correctional facility projects are public bids, proprietary technology is not typically a competitive advantage.

Item 2.  Property

         Formerly, we leased our executive offices at 1515 Broad Street, Bloomfield, New Jersey until March 31, 2001. In connection with the sale of the MarkCare segment, we terminated the lease at no additional cost. Currently we maintain our executive offices at 1135 Clifton Avenue, Clifton, New Jersey 07013, on a month-to-month basis, with a monthly rent of $2,000.

         In addition, we lease 74,000 square feet of manufacturing space in Jersey City, New Jersey pursuant to a triple net lease expiring on October 31, 2004. The lease provides for annual rental payments of $215,045 increasing to $292,901 over the term of the lease, subject to additional increases based on the consumer price index.

         We believe our present manufacturing and administrative facilities are sufficient for our current and anticipated needs.

Item 3.  Legal Proceedings

         In August 2001 we settled a lawsuit, which was pending in the Delaware Circuit Court, Delaware County, Indiana. The lawsuit was settled for $98,000 and the action was dismissed.

         There are no other material legal proceedings pending.


Item 4.  Submission of Matters to Vote of Security Holders

         (a) During the fiscal year ending June 30, 2001 no matters were submitted to a vote of security holders.

                                     PART II

Item 5.  Market for Registrant's Common Equity and Related Stockholder Matters.

         (a)   Market Information.

         The following table sets forth for the fiscal years ended June 30, 1999, 2000 and 2001 indicating the quarterly high and low bid prices of our Common Stock, after giving effect to the 1-for-4 reverse split effected on June 15, 1999. The Common Stock traded on the Nasdaq SmallCap Market under the symbol "MSOL" through January 18, 2001. On January 19, 2001 our common stock was delisted from the NASDAQ SmallCap Market because it traded at prices below the minimum requirements for listing on that market. The stock is now traded on the NASDAQ OTC Bulletin Board.

                                             Common Stock
                                     --------------------------
                                     High                  Low
1999
1st Quarter                          6.00                  2.00
2nd Quarter                          5.63                  2.44
3rd Quarter                          5.63                  1.75
4th Quarter                          4.81                  1.13

2000
1st Quarter                          6.63                  3.25
2nd Quarter                          3.25                  1.09
3rd Quarter                          1.28                   .50
4th Quarter                          3.25                  1.09

2001
1st Quarter                          1.28                   .50
2nd Quarter                          1.06                   .06
3rd Quarter                           .19                   .06
4th Quarter                           .14                   .03

         Over-the-counter quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

         (b)  Holders.

         As of September 28, 2001, there were 186 holders of record of the Common Stock. We estimate the number of beneficial holders of its Common Stock to be in excess of 575. There are approximately 16 market makers for the Common Stock.

         (c)  Dividends.

         We have never paid and do not intend to pay in the foreseeable future, cash dividends on its Common Stock.

         (d)  Sales of Unregistered Securities in Fiscal Year 2001.

         The following sets forth information regarding private placements of equity securities by us during the fiscal year ended June 30, 2001 which were not included in previously filed reports.

         In July 2000 we issued 85,000 and 4,000 shares of Common Stock to two suppliers in settlement of outstanding debts in the amount of $76,772 and $14,755 respectively. We relied upon the private placement exemption as provided by Section 4(2) of the Securities Act of 1933.

Item 6. Selected Financial Data

         The following Selected Financial Data is based upon financial statements appearing elsewhere herein and such information should be read in conjunction with such financial statements and notes thereto.

Income Statement Data:


                                                           Fiscal Years Ended June 30,
                                                 (in thousands, except share and per share data)
                                       -----------------------------------------------------------------------
                                           2001           2000           1999           1998           1997
                                       -----------    -----------    -----------    -----------    -----------
Revenues                               $     8,513    $    11,671    $     8,497    $    12,708    $     6,115
                                       -----------    -----------    -----------    -----------    -----------
Costs and Expenses:
 Cost of Sales                               5,762          9,728          5,689          9,928          6,010
 General and administrative                  2,328          1,912          2,449          2,268          2,185
 Marketing costs                               424            681            562            434            416
 Litigation settlement                          98            250            396             --             --
                                       -----------    -----------    -----------    -----------    -----------
  Total Costs and Expenses                   8,612         12,571          9,096         12,630          8,611

Operating Income /(loss)                       (99)          (900)          (599)            78         (2,496)


Net Other (Expense)                           (214)          (139)          (124)           (55)        (1,679)

Income Tax Benefit                              --             83            760             --             --
                                       -----------    -----------    -----------    -----------    -----------

Income (Loss) from Continuing
Operations                                    (313)          (956)            37             23         (4,175)
                                       -----------    -----------    -----------    -----------    -----------
Income from Sale of Discontinued
Segment (net of income tax provision
of $620)                                       928             --             --             --             --

(Loss) From Discontinued Operations
(net of income tax benefit of $620,
$24, $240, $---,$---,respectively)            (914)        (3,432)        (1,747)        (2,411)        (1,264)
                                       -----------    -----------    -----------    -----------    -----------

Net (Loss)                             $      (299)   $    (4,388)   $    (1,710)   $    (2,388)   $    (5,439)
                                       ===========    ===========    ===========    ===========    ===========

Income (Loss) per Share from
Continuing Operations                  $      (.04)   $      (.16)   $       .01    $        --    $     (1.17)
                                       -----------    -----------    -----------    -----------    -----------

Weighted Average Shares Outstanding      8,266,676      6,112,534      4,945,257      4,415,101      3,555,402

Balance Sheet Data:

                                                                                 Fiscal Years Ended June 30,
                                                                        (in thousands, except share and per share data)
                                                            -----------------------------------------------------------------------
                                                               2001            2000            1999            1998            1997
                                                            -------         -------         -------         -------         -------
Working Capital                                             $   929         $ 1,599         $ 1,135         $ 3,210         $ 1,105
Net Property and Equipment                                      485             790             920             284             142
Total Assets                                                  5,424           5,304           7,862           5,020           5,172
Current Liabilities                                           3,966           2,825           4,824             866           3,007
Other Liabilities                                             1,135           2,073             485           1,039           2,318
Temporary Stockholders' Equity                                   --              --              --            1220              --
Stockholders' Equity (Deficiency)                               323             406           2,553           3,115            (153)

Selected Financial Data (unaudited)

The following is a summary of unaudited quarterly results for the years ended June 30, 2001 and 2000


                                    First Quarter           Second Quarter            Third Quarter            Fourth Quarter
                                    -------------           --------------            -------------            --------------
                                  2001        2000         2001         2000         2001        2000         2001         2000
                                ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------
Revenues                        $     199   $   3,038    $   1,244    $   4,212    $   2,913   $   3,059    $   4,157    $   1,362
                                ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------

Gross Profit                         (385)      1,012          708        1,579        1,105        (646)       1,323           (2)
                                ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------

 Income (Loss) from
   Continuing Operations             (782)        182         (134)         829          645        (949)         (42)      (1,018)
                                ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------
 Loss from sale of
   discontinued segment                --          --           --           --          928          --           --           --

 Loss from operations of
   discontinued Segment              (107)        (49)        (729)        (778)          42        (985)        (120)      (1,620)
                                ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------

Net Income (Loss)               $    (889)  $     133    $    (863)   $      51    $   1,615   $  (1,934)   $    (162)   $  (2,638)
                                =========   =========    =========    =========    =========   =========    =========    =========
Basic:
 Income (Loss) per share from
   continuing operations        $   (0.11)  $    0.03    $    (.01)   $    0.15    $    0.08   $   (0.15)   $      --    $   (0.17)
 Income (Loss) per share from
   sale of discontinued segment        --          --           --           --         0.12          --           --           --
 Income (Loss) per share from
   discontinued operations          (0.01)      (0.01)       (0.08)       (0.14)          --       (0.16)        (.02)       (0.27)
                                ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------

Net Income (Loss) per share     $   (0.12)  $    0.02    $   (0.09)   $    0.01    $    0.20   $   (0.31)   $   (0.02)   $   (0.44)
                                =========   =========    =========    =========    =========   =========    =========    =========

Diluted:
 Income (Loss) per share from
   continuing operations        $   (0.11)  $    0.03    $    (.01)   $    0.15    $    0.06   $   (0.15)   $     .02    $   (0.17)
 Income (Loss) per share from
   sale of discontinued segment        --          --           --           --         0.14          --        (0.02)          --
 Income (Loss) per share from
   discontinued operations          (0.01)      (0.01)       (0.08)       (0.14)          --       (0.16)        (.02)       (0.27)
                                ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------

Net Income (Loss) per share     $   (0.12)  $    0.02    $   (0.09)   $    0.01    $    0.20   $   (0.31)   $   (0.02)   $   (0.44)
                                =========   =========    =========    =========    =========   =========    =========    =========


Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

                 (All figures expressed below are in thousands)
General

         Our results of operations, liquidity, and working capital position have been historically impacted by sporadic sales of our principal product, modular steel cells.

         Our modular steel cell is an alternative to traditional construction methods, and penetration into the construction market has met resistance typically associated with an unfamiliar product. Accordingly, we have been, and will continue to be, subject to sales fluctuations until our modular cell technology obtains broader acceptance in the construction market. Based on the increase in the number of projects being designed for steel cells, we believe our cells are receiving greater market acceptance as a viable alternative to concrete. We continue to promote our steel cells to the architectural, engineering, and construction communities by making sales presentations, participating in trade shows, conducting selected direct mail campaigns and engaging in other marketing activities.

         We have continued to aggressively pursue steel cell projects and persuade the construction industry to increase the use of steel cells. We believe we have been successful in our efforts to achieve profitability. We will continue to review our overhead and personnel expenses based on operating results and prospects.

         We are continually bidding on and soliciting joint venture opportunities regarding construction projects. We currently have bids pending on approximately $6,856 in modular cell projects. We also project to bid on approximately $190,000 in additional cell projects during the fiscal year ended June 30, 2002, however, there can be no assurances that our current or planned bids will be accepted.

         For the year ended June 30, 2001, we were awarded $6,318 of the $11,676 in correctional cell projects we bid on.

Results of Operations

         All of our operating revenues for the reported periods were derived from the sale of our modular steel cells.

         The following table sets forth, for the periods indicated, the percentages, which certain items bear to revenues and the percentage increases (decreases) from period to period:


                                                          Percentage of Revenues                       Percentage
                                                            Year Ended June 30,                    Increase/(Decrease)
                                                    -----------------------------------         -----------------------
                                                     2001           2000           1999         2001-2000     2000-1999
Revenue                                             100.0          100.0          100.0          (24.8)         37.4
Cost of sales                                        67.7           83.4           67.0          (40.8)         71.0
Selling, general & administrative                    33.5           24.4           40.1             --         (16.6)
Operating income (loss)                              (1.2)          (7.7)          (7.0)         117.8         (50.3)
Net other income (expenses)                          (2.5)          (1.2)          (1.5)          54.0          12.1
Income (Loss) from continuing operations             (3.4)          (8.2)            .4           84.1       (2683.8)
Net income  (loss)                                   (3.5)         (37.6)         (20.1)          93.2         156.6


Fiscal Year Ended June 30, 2001 Compared to
Fiscal Year Ended June 30, 2000


         Revenues from continuing operations for the fiscal year ended June 30, 2001, decreased 27.1% to $8,513 from $11,671 for the comparable period. The decrease is attributable to fewer modular steel cell contracts in fiscal 2001.

         Cost of sales from continuing operations for the fiscal year ended June 30, 2001, consisting of materials, labor and fixed factory overhead expense decreased 40.8% to $5,762 from $9,728 for the comparable period. Cost of sales as a percentage of revenues was 67.7% for the year ended June 30, 2001 as compared to 83.4% for the comparable period. As a result of obtaining modular steel cell contracts at more profitable margins, cost of sales as a percentage of sales decreased for the fiscal year ended June 30, 2001.

         Selling, general and administrative expenses from continuing operations, exclusive of marketing costs for the fiscal year ended June 30,2001 increased 12.2% to $2,426 from $2,162 for the comparable period. The increase is primarily due the recording of an accrual for compensatory time earned.

         Marketing costs from continuing operations, which includes commissions and advertising costs for the fiscal year ended June 30, 2001 decreased $37.7% to $424 from $681 for the comparable period. This decrease was due to our continued focus on cost containment.


         For the fiscal year ended June 30, 2001 our loss from continuing operations was $313, an decrease of 67.3% from a loss of $956 for the comparable period. The primary reason for the increase in the income from continuing operations was the increased profit margins on modular steel cell contracts. In addition, profits were diminished in fiscal 2001 by charges of $98 for a lawsuit settlement as compared to charges of $250 in fiscal 2000.

         The loss from discontinued operations net of taxes decreased 73.3% to $914 from $3,432 as a result of the sale of MarkCare's Assets on March 30, 2001 and the decrease in administrative and operating costs for the MarkCare segment.


Fiscal Year Ended June 30, 2000 Compared to
Fiscal Year Ended June 30, 1999

         Revenues from continuing operations for the fiscal year ended June 30, 2000, increased 37.4% to $11,671 from $8,497 for the comparable prior period. This increase is attributable to more modular steel cell contracts in fiscal 2000.

         Cost of sales from continuing operations for the fiscal year ended June 30, 2000, consisting of materials, labor and fixed factory overhead expense increased by 71.0% to $9,728 from $5,689 for the comparable prior period. Cost of sales as a percentage of revenues was 83.4% for the year ended June 30, 2000 as compared to 67.0% for the comparable prior period. A substantial increase in the cash demands of our discontinued operation, MarkCare negatively affected the Mark Correctional division causing increased costs of sales both in total dollars and as a percentage of revenue.

         Selling, general and administrative expenses from continuing operations, exclusive of marketing costs for the fiscal year ended June 30, 2000, decreased 24.0% to $2,162 from $2,845 for the comparable prior period. The decrease in these expenses is attributable generally to our focus on cost controls for continued operations.

         Marketing costs from continuing operations, which includes commissions and advertising costs for the fiscal year ended June 30, 2000, increased 21.2% to $681 from $562 for the comparable prior period. This increase is due to the expanded sales efforts for modular steel cells.

         Our operating loss from continuing operations for the fiscal year ended June 30, 2000 increased by $993 to $956 from a profit of $37 for the comparable prior period. The primary reason for the increase in the operating loss from continuing operations was the decrease in the gross margin of $865 from $2,808 for the fiscal year ended June 30, 1999 to $1,943 in 2000. In addition, included in the loss for fiscal 2000 were charges of $250 for items related the settlement of a lawsuit. Included in the profit for fiscal 1999 were charges for items related to lawsuits of $396.

         The loss from discontinued operations increased 96.5% to $3,432 from $1,747. The overall increase in the loss from discontinued operations was attributable primarily to increased operating and marketing costs for the MarkCare segment.

Liquidity and Capital Resources

         Our working capital requirements result principally from staff and management overhead, office expense and marketing efforts. Our working capital requirements have historically exceeded our working capital from operations due to sporadic sales. With the sale of the MarkCare subsidiary in March of 2001 we reduced our working capital requirements. We continue to focus our efforts to obtain new modular steel cell contracts with more favorable margins and are concentrating on obtaining these contracts on a less sporadic basis. We believe our present available working capital from existing contracts, from anticipated contracts, and if required, investments from private sources, will be sufficient to meet our operating requirements through June 30, 2002. If we do require additional capital, we will continue to principally look to private sources in the form of equity or debt financing.

         On April 14, 2000, we effected a $2,000 private placement consisting of a two-year principal amount convertible note and warrants to purchase 400,000 shares of common stock.

         On September 26, 2001, we entered into a compromise agreement with the holder of convertible notes in the amount of $1,880 which are due on April 20,2002. The holder of the notes has agreed to accept $1,000 in full settlement. The agreement provides for the payment of four (4) installment payments of $250. The first payment was made upon the execution of the agreement and the other three payments are due on November 30, 2001, February 28, 2002 and March 1, 2003. We believe the working capital will be sufficient to meet these obligations.

         Our inventories decreased from $60 at June 30, 2000 to $25 as of June 30, 2001. We currently account for substantially all materials as project costs as reflected by the recording of Costs and estimated earnings in Excess of Billings. While we presently do not have any material commitments for capital expenditures, we believe that our working capital requirements for inventory and other manufacturing related costs, will significantly increase with increases in product orders.

         For the fiscal year ended June 30, 2001, we had negative cash flow from operating activities of $1,799. In addition, we had a positive cash flow from investing activities of $1,936 primarily due to the sale of MarkCare. We have no present intention of making any acquisition, which would have a material negative or positive effect on cash flow.

         For the year ended June 30, 2001, financing activities utilized $739 of cash due to the payment of existing obligations. For the year ended June 30, 2000, financing activities provided $2,997 in cash from the private placement of our securities and the proceeds of a convertible note.

         Cash and cash equivalents decreased from $1,138 at June 30, 2000 to $536 at June 30, 2001 due primarily to an increase in outstanding receivables on completed projects and an increase in notes receivable, as a result of the sale of MarkCare. Working capital decreased from $1,599 at June 30, 2000 to $929 at June 30, 2001 primarily reflecting the proceeds from the issuance of the convertible debentures in 2000.

Other Matters

         As of June 30, 2001, we have net operating loss carry-forwards of approximately $30,276. Such carry-forwards begin to expire in the year 2018 if not previously used. The $30,276 carry-forward is available to offset future taxable income. Since realization of the tax benefits associated with these carry-forwards is not assured, a full valuation allowance was recorded against these tax benefits as required by SFAS No. 109.

Impact of Inflation and Changing Prices

         We have been affected by inflation through increased costs of materials and supplies, increased salaries and benefits and increased general and administrative expenses; however, unless limited by competitive or other factors, We pass on increased costs by increasing our prices for products and services.


Forward Looking Statements

               Except for the historical information contained herein, the matters discussed in this report are forward looking statements under the federal securities law. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include whether cell projects are awarded to us and the timing of their completion, meeting current and future financial requirements and competition.

Item 7A.  Quantitative and Qualitative Disclosure about Market Risk.

                        Not Applicable.

Item 8.  Financial Statements and Supplementary Data.

         The Financial Statements and Supplementary Data to be provided pursuant to this Item are included under Item 14 of this Report.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

                        Not Applicable.

                                    PART III

Item 10.  Directors and Executive Officers of the Registrant.

         The following table sets forth the names and ages of the members of Our Board of Directors and its executive officers.

Name                            Age         Position
Carl Coppola (1)                62          Chairman of the Board,
                                            President, Chief Executive Officer
Michael J. Rosenberg (2)        56          Vice President - Marketing and Sales
Richard Branca (2)              53          Director
Ronald E. Olszowy (2)           54          Director
William Westerhoff (1)(2)       63          Director

(1) Member of the Compensation Committee
(2) Members of the Audit Committee - Mr. Westerhoff is a retired C.P.A.

         All directors hold office until our next annual meeting of shareholders and until their successors are elected and qualified. Officers hold office until the first meeting of directors following the annual meeting of shareholders and until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

Carl Coppola has been a Director, President and Chief Executive Officer of Mark since 1984. For more than 30 years, Mr. Coppola has been Chief Executive Officer of Mark Lighting Fixture Co., Inc., an unaffiliated entity.

Michael J. Rosenberg has been Vice President - Marketing and Sales for Mark since 1990.

Richard Branca has been a Director of Mark since November 18, 1992. Since 1970 Mr. Branca has been President and Chief Executive Officer of Bergen Engineering Co., a construction company.

Ronald E. Olszowy has been a Director of Mark since November 18, 1992. Since 1966, Mr. Olszowy has been President and Chief Executive Officer of Nationwide Bail Bonds, which provides bail, performance and fidelity bonds. Mr. Olszowy has also been President of Interstate Insurance Agency since 1980.

William Westerhoff has been a director of Mark since November 18, 1992. Mr. Westerhoff has been retired since June 1992. Prior thereto, and for more than five years, Mr. Westerhoff was a partner of Sax, Macy, Fromm & Co., certified public accountants.

         In August 2000, three directors resigned from the board for personal reasons. We intend to fill these vacancies subject to shareholder approval in the near future.

Directors Compensation

         As of March 2, 2001 the fee paid to each director for attendance at Board meetings was increased to $2 from $1. Each director is also reimbursed for actual travel expenses for each meeting attended. We have established a policy of granting stock options to directors exercisable at the closing sales price of the Common Stock on the date of the grant. See "Security Ownership of Certain Beneficial Owners and Management." Compliance with Section 16(a) of the Securities Exchange Act of 1934 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our equity securities including its Common Stock. Such persons are also required to furnish us with such reports.

         In October 2001 Mr. Branca, Mr. Coppola, Mr. Olszowy and Mr. Westerhoff each filed a Form 4 and Form 5 relating to the issuance in March 2001 of five-year options to each purchase 150,000 shares of common stock. Mr. Coppola's Forms 4 and 5 also included three-year options to purchase 50,000 shares issued in July 2000. Other than these reports, we believe all other reports required under Section 16(a) were filed on a timely basis.

Item 11.  Executive Compensation.

         The following table sets forth the amount of all compensation paid to each of our named executive officers whose compensation exceeded $100,000, including its Chief Executive Officer, for our last three fiscal years.

                                                                   Summary Compensation Table
                                                                  (expressed in actual dollars)
                                                                                              Long Term Compensation
                                               Annual Compensation                                 Awards/Payouts
                                                                                Restricted
Name and Principal                                              Other Annual       Stock       Options/      LTIP     All other
Position                     Year       Salary ($)   Bonus ($)  Compensation       Awards $     SARS #      Payouts  compensation
--------                     ----       ----------   ---------  ------------       --------     ------      -------  ------------
Carl Coppola,                2001       $199,992        --       $ 29,999             --        200,000        --        --
President & CEO              2000        199,992        --             --             --        109,300        --        --
                             1999        200,000        --             --             --         50,000        --        --

Michael Rosenberg,           2001       $197,500        --       $108,074             --             --        --        --
Vice President               2000        161,154        --             --             --         37,500        --        --
                             1999        122,892        --             --             --             --        --        --

Options / SAR Grants in Fiscal Year 2001

         The following table sets forth individual grants of stock options to the named executive officers in the Summary Compensation Table for the fiscal year ended June 30, 2001.

                                                                                      Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock
                                                                                      price Appreciation for Option
                              Individual Grants                                                   Term (1)
                              % of Total Options
                            Granted to Employees in
                 Options          Fiscal Year           Exercise
                 Granted                                  Price            Expiration
 Name            (#)(2)                                  ($/Sh)               Date                    5%              10%
Carl Coppola,    50,000              7.7%                 1.00               7/14/03                $8,275          $16,551
CEO
Carl Coppola,    150,000             23.1%                $.08               3/2/06                 $1,892           $3,783
CEO

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or differences in vesting periods.

(2) The option exercise prices of $1.00 and $.08 per share are the closing sales prices on date of the option grants.

Aggregated Option/SAR Exercises and Values for the fiscal Year Ended June 30, 2001.

                                                  Aggregate Option Exercises and Option Values

                                                                                Number of Securities         Value of Unexercised
                                                                               Underlying Unexercised        In-the-Money Options
                                                                             Options at Fiscal Year (#)     At Fiscal Year End ($)
Name                Shares Acquired on Exercise (#)  Value Realized ($)      Exercisable/ Unexercisable  Exercisable / Unexercisable
Carl Coppola, CEO             -0-                            -0-                      50,000/-0-                   -0-/-0-
Carl Coppola, CEO             -0-                            -0-                     150,000/-0-                   -0-/-0-

Employment Agreements

         Pursuant to a three-year employment agreement expiring on June 30, 2000, that has been extended by action of the Board of Directors to December 31, 2002, Mr. Coppola receives an annual base salary of $200 and was granted three-year options to purchase 50,000 shares of Common Stock at an exercise price of $1.00, and 150,000 shares at an exercise price of $.08. In addition, Mr. Coppola is entitled to reimbursement of expenses not to exceed $15 annually and is provided with an automobile and maintenance and use reimbursement by us. Mr. Coppola's employment is terminable by us upon 90 days written notice and provides for a two-year non-compete period to take effect upon termination.

         We also have a three-year employment agreement with Mr. Rosenberg expiring on December 1, 2001. Mr. Rosenberg receives an annual base salary of $125 with salary increases of $25 per year, which were granted on August 1, 1999 and 2000 and Mr. Rosenberg was also granted three-year options to purchase 37,500 shares of Common Stock at an exercise price of $4.00. Effective October 1, 1999 Mr. Rosenberg's employment agreement was amended to grant him an additional $25 increase. At the present time Mr. Rosenberg receives a total salary of $200. In addition, we provide Mr. Rosenberg with an automobile and maintenance and use reimbursement. Mr. Rosenberg's employment is terminable by us upon written notice and provides for a one-year non-compete period to take effect upon termination.

Stock Option Plan

         Under Our 1993 Stock Option Plan (the "Option Plan"), options to purchase up to 250,000 shares of Common Stock may be granted to our key employees and officers or any of our subsidiaries. The Option Plan is designed to qualify under Section 422 of the Internal Revenue Code as an "incentive stock option" plan. We currently have 173,500 options available for grant under the Option Plan.

401(k) Plan

         Under our 401(k) retirement plan, we may make matching contributions in shares of Common Stock equal to each employee's cash contribution up to five percent of the employee's annual salary. The number of shares of Common Stock is calculated by dividing the amount of the matching contribution by the average per share closing price for the year.

Item 12. Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth certain information with respect to each beneficial owner of 5% or more of the Common Stock, each of our Directors, each Executive Officer who is named in the Summary Compensation Table and all Executive officers and Directors as a group as of September 28, 2001. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Beneficial Owner                     Number of Shares Owned         % of Shares Outstanding
----------------                     ----------------------         -----------------------
Carl C. Coppola                            709,276 (1)                        6.8%
c/o Mark Solutions, Inc.
1135 Clifton Avenue
Clifton NJ 07013

William Westerhoff                         199,300 (2)                        2.0%

Richard Branca                             240,016 (3)                        2.4%

Michael Rosenberg                          92,225 (4)                         (5)

Ronald E. Olszowy                          211,800 (2)                        2.1%

Executive officers and directors
as a group (5 persons)                    1,452,617(6)                       13.5%

(1) Includes 15,800 shares held in trust for the benefit of three children of Mr. Coppola. Mr. Coppola disclaims beneficial ownership of these shares. Also includes 359,300 shares of Common Stock issuable pursuant to options that are presently exercisable.

(2) Represents 199,300 shares of Common Stock issuable pursuant to options which are presently exercisable.

(3) Includes 233,766 shares of Common Stock issuable pursuant to options that are presently exercisable.

(4) Includes 62,500 shares of Common stock issuable pursuant to options which are presently exercisable.

(5)  Less than 1%

(6) Includes 1,044,166 shares of Common Stock issuable pursuant to warrants or options that are presently exercisable.

Item 13.  Certain Relationships and Related Transactions.

         We purchase lighting fixtures, fabricating services and other related services from Mark Lighting Fixtures Co., Inc. ("Mark Lighting"), a company wholly owned by Carl Coppola, our President and Chief Executive Officer. For the fiscal year ended June 30, 2001, we paid Mark Lighting $239,000 for such goods and services.

         In the past, in connection with specific modular steel cell projects that require performance bonds, Mr. Coppola has provided third party guarantees.

         In October 1999, Mr. Coppola made a loan to us in the amount of $100,000. In December 2000 Mr. Coppola made an additional loan to us of $137,000 and was repaid $140,000 in April 2001. The remaining $97,000 is due to Mr. Coppola and accrues interest at the rate of 10%.

         In August 2000, we entered into an agreement with Sherleigh Associates LLC, a company affiliated with Jack Silver, who had resigned as a director of the Company. The agreement provided that Sherleigh will introduce prospective investors, lenders or purchasers to us in an effort to facilitate a sale of or an investment in the Company. In the event of a sale transaction, Sherleigh will be due a cash fee totaling 5% of the transaction value. In the event of an investment, Sherleigh was to receive a cash fee equal to 10% of the investment and an amount of common stock purchase warrants equal to 10% of common shares issued to, or derived from options or warrants issued to such investor. As of September 28, 2001 Sherleigh has been unsuccessful in its efforts and did not receive any compensation during the fiscal year ended June 30, 2001.

                                     PART IV

   Item 14.  Exhibits, Financial Statement Schedule and Reports on Form 8-K.

     (a)(1) Consolidated Financial Statements

               - Report of Independent Accountants                    F-1

               - Consolidated Balance Sheets for
                  June 30, 2001 and 2000                              F-2

               - Consolidated Statements of Operations
                  for fiscal years ended June 30, 2001,
                  2000 and 1999                                       F-4

               - Consolidated Statements of Stockholders'
                  Equity for fiscal years ended June 30,
                  2001, 2000 and 1999                                 F-5

               - Consolidated Statement of Cash Flows
                  for fiscal years ended June 30,
                  2001, 2000 and 1999                                 F-6

               - Notes to Consolidated Financial Statements           F-7

               - Chantrey Vellacott Report                            F-19

     (3)  Exhibits.

 Exhibit
  Number       Description
  ------       -----------

     3.        a)-- Amended and Restated Certificate of
               Incorporation(Incorporated by reference to Exhibit 3(i)1 to our Form 10-Q for the period ended December 31, 1998)

               b)-- By-laws (Incorporated by reference to Exhibit 3 b) to our Form 10-K for the fiscal year ended June 30, 1998)

     4.        a)-- Specimen Stock Certificate (Incorporated by reference to
               Exhibit 4 a) to our Form 10-K for the fiscal year ended June 30,
               1998)

    10.        Material Contracts

               a)-- Employment Agreement between us and Carl Coppola
                    (Incorporated by reference to Exhibit 10 a) to our Form 10-K for the fiscal year ended June 30, 1997)

               b)--- Employment Agreement between us and Michael Rosenberg

               c)-- Incentive Stock Option Plan incorporated by reference to
                    Exhibit 10(b) to our Form 10-K for the year ended June 30, 1998

               d)-- Agreement between New York State and us dated July 17, 1996.
                    (Incorporated by reference to Exhibit 10 d) to our Form 10-K for the fiscal year ended June 30, 1996)

               e)-- Agreement between Data General Corporation and us dated
                    March 18, 1996 as amended on January 20, 1997. (Incorporated by reference to Exhibit 10 e) to our Form 10-K for the fiscal year ended June 30, 1996) f)-- Asset and Stock Purchase Agreement between Mark Technical, Inc. and MMSI Acquisition Corp. dated March 30, 2001. (Incorporated by reference to Exhibit 10q) to our Form 8-K)

               21. Our subsidiaries Incorporated by reference to Exhibit 21 to our Form 10-K for the fiscal year ended June 30, 1998.)

    24.        Power of Attorney (included on page 23)

    25.        Consent of independent certified public accountant

    27.        Financial Data Schedule

               (b)  Reports on Form 8-K.

         We have filed the following reports on Form 8-K during the year ended June 30,2001 and through the date of this report:

Date of Report      Items Reported, Financial Statements Filed
--------------      ------------------------------------------

July 24, 2000       Item 5.  Other Events

April 6, 2001       Item 2. Acquisition or Disposition of Assets - Sale of
                    Assets of MarkCare Medical Systems, Inc.

October 3, 2001     Item 5. Other Events - Compromise of Outstanding Debt

                                POWER OF ATTORNEY

         Mark Solutions, Inc., and each of the undersigned do hereby appoint Carl Coppola, its or his true and lawful attorney to execute on behalf of Mark Solutions, Inc. and the undersigned any and all amendments to this Report and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             MARK SOLUTIONS, INC.


         July 26, 2002                       By:  /s/ Carl Coppola
                                                  --------------------------
                                                  (Carl Coppola, Chief Executive
                                                  Officer and President)


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the persons on behalf of the Registrant and in the capacities and on the date indicated:


Signature                       Title                        Date
---------                       -----                        ----
/s/ Carl Coppola                Chief Executive Officer      July 26, 2002
----------------
(Carl Coppola)                  President and Director
                                (Principal Executive
                                Officer)

/s/ Richard Branca              Director                     July 26, 2002
------------------
(Richard Branca)

/s/ Ronald Olszowy              Director                     July 26, 2002
-------------------
(Ronald E. Olszowy)

/s/ William Westerhoff          Director                     July 26, 2002
----------------------
(William Westerhoff)

Board of Directors and Shareholders
Mark Solutions, Inc. and Subsidiary
Clifton, New Jersey

We have audited the consolidated balance sheets of Mark Solutions, Inc. and Subsidiary as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the three years ended June 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of MarkCare Medical Systems Limited, a wholly owned subsidiary, as of June 30, 2000 and for the two years ended June 30, 2000, a wholly owned subsidiary, which statements reflect total assets of $485 as of June 30, 2000, and a net loss of $2,617 and $1,375 for the years ended June 30, 2000, and 1999, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for MarkCare Medical Systems Limited, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mark Solutions, Inc. and Subsidiary as of June 30, 2001 and 2000, and the results of its operations and cash flows for the three years ended June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                                     HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
October 4, 2001

                      MARK SOLUTIONS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                    ASSETS
                                                                                                      June 30,
                                                                                         -----------------------------------
                                                                                              2001                 2000
                                                                                         ---------------     ---------------

CURRENT ASSETS:
 Cash and cash equivalents
    (including restricted cash of $191 in 2000)                                          $           536     $         1,138
 Marketable securities                                                                              --                   406
 Notes receivable                                                                                    613                 225
 Accounts receivable, less allowance for doubtful
    accounts of $53 in 2000                                                                        2,969               1,647
 Billing in excess of contract revenue recognized                                                    427                --
 Inventories                                                                                          25                  60
 Deferred tax asset                                                                                  284                 506
 Net assets of discontinued segment                                                                 --                   420
 Prepaid expenses                                                                                     41                  22
                                                                                         ---------------     ---------------
    Total current assets                                                                           4,895               4,424
                                                                                         ---------------     ---------------

PROPERTY AND EQUIPMENT:
Machinery and equipment                                                                            1,650               1,650
Demonstration equipment                                                                              227                 227
Office furniture and equipment                                                                       284                 284
Leasehold improvements                                                                               425                 439
Vehicles                                                                                              17                  17
Property hold under capital lease                                                                    275                 275
                                                                                         ---------------     ---------------
                                                                                                   2,878               2,892
Less accumulated depreciation and amortization                                                     2,393               2,102
                                                                                         ---------------     ---------------
    Net property and equipment                                                                       485                 790
                                                                                         ---------------     ---------------

OTHER ASSETS                                                                             $            44                  90
                                                                                         ---------------     ---------------

                                                                                         $         5,424     $         5,304
                                                                                         ===============     ===============



                See notes to consolidated financial statements.

                      MARK SOLUTIONS, INC. AND SUBSIDIARIES

                 (in thousands, except share and per share data)


                                                                                                      June 30,
                                                                                         -----------------------------------
                                                                                              2001                2000
                                                                                         ---------------     ---------------
          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                                    $         1,566     $         1,787
     Short term borrowings                                                                          --                   250
     Current maturities of long-term debt                                                            750                 402
     Current portion of obligations under capital leases                                              74                  94
     Billings in excess of costs and estimated earnings
       on uncompleted contracts                                                                      500                --
     Notes payable to officers/stockholders                                                           97                 100
     Accrued liabilities                                                                             979                 192
                                                                                         ---------------     ---------------
        Total current Liabilities                                                                  3,966               2,825

OTHER LIABILITIES:
     Long-term portion of obligations under capital leases                                             5                  73
     Long-term debt, excluding current maturities                                                  1,130               2,000
                                                                                         ---------------     ---------------
                                                                                                   1,135               2,073
                                                                                         ---------------     ---------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Common stock, $.01 par value, 50,000,000 shares
      authorized, 9,714,606 and 7,142,373 shares issued
      and outstanding at June 30, 2001 and 2000, respectively                                         97                  71
     Preferred stock, $1.00 par value, $10 liquidation
       value; 5,000,000 shares authorized:
           Series D; authorized and issued 20,000 shares;
               20,000 shares outstanding at June 30, 2000                                           --                    20
     Additional paid-in capital                                                                   36,881              36,671
     Deficit                                                                                     (36,604)            (36,305)
     Treasury stock, at cost; 17,500 shares                                                          (51)                (51)
                                                                                         ---------------     ---------------
        Total Stockholders' Equity                                                                   323                 406
                                                                                         ---------------     ---------------

                                                                                         $         5,424     $         5,304
                                                                                         ===============     ===============


                See notes to consolidated financial statements.

                      MARK SOLUTIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)


                                                                                      Years Ended June 30,
                                                                          2001                2000                 1999
                                                                     ---------------     ---------------     ---------------

Revenues                                                             $         8,513     $        11,671     $         8,497
                                                                     ---------------     ---------------     ---------------

Costs and Expenses:
     Cost of sales                                                             5,762               9,728               5,689
     General, and administrative expenses                                      2,328               1,912               2,449
     Marketing costs                                                             424                 681                 562
     Litigation settlement                                                        98                 250                 396

                                                                     ---------------     ---------------     ---------------
          Total Costs and Expenses                                             8,612              12,571               9,096
                                                                     ---------------     ---------------     ---------------

Operating Income (Loss)                                                          (99)               (900)               (599)
                                                                     ---------------     ---------------     ---------------

Other Income (Expenses):
     Interest income                                                              17                  87                  46
     Interest expense                                                           (231)               (339)               (169)
     Other                                                                      --                   113                  (1)
                                                                     ---------------     ---------------     ---------------
          Total Other Expenses                                                  (214)               (139)               (124)
                                                                     ---------------     ---------------     ---------------

Pre-tax Income (Loss) from continuing operations                                (313)             (1,039)               (723)

Income (Tax)/ Benefit                                                           --                    83                 760

                                                                                                             ---------------
                                                                     ---------------     ---------------     ---------------
Income (Loss) from Continuing Operations                                        (313)               (956)                 37
                                                                     ---------------     ---------------     ---------------

Discontinued Operations:
     Income from sale of discontinued segment, net
        of income tax provision of $620                                          928                --                  --
     Loss from operations of discontinued segment, net
        of income tax benefit of $620, $24, $240, respectively                  (914)             (3,432)             (1,747)

                                                                     ---------------     ---------------     ---------------
Net Loss                                                             $          (299)    $        (4,388)    $        (1,710)
                                                                     ===============     ===============     ===============


Basic Income (Loss) per Share
     Income (loss) per share from continuing operations              $         (0.04)    $         (0.16)    $          0.01
     Income from sale of discontinued segment                                   0.11                --                  --
     Loss from operations of discontinued segment                              (0.11)              (0.56)              (0.36)
                                                                     ---------------     ---------------     ---------------
          Loss per share                                             $         (0.04)    $         (0.72)    $         (0.35)
                                                                     ===============     ===============     ===============


Weighted Average Number of
     Basic Shares Outstanding                                              8,266,676           6,112,534           4,945,257
                                                                     ===============     ===============     ===============


Dividends Paid                                                       $          --       $          --       $          --
                                                                     ===============     ===============     ===============


                See notes to consolidated financial statements.

                      MARK SOLUTIONS, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 (in thousands, except share and per share data)


                                                                                     Common Stock
                                                                          -----------------------------------
                                                           Total               Shares             Amount
                                                      ---------------     ---------------     ---------------

Balance, June 30, 1998                                $         1,895           4,824,167     $            48
  Net loss                                                     (1,710)               --                  --
Purchase of treasury stock                                        (51)               --                  --
Conversion of temporary equity and convertible
  debentures to preferred stock, net of expenses
  and reclassifications                                         1,947            (305,000)                 (3)
Preferred stock conversion to common stock                       --               869,012                   8
Conversion of convertible debentures                              100              31,250                   1
Amortization of financing fees                                     47                --                  --
Stock issued for services                                         345             105,867                   1
Imputed dividend on convertible preferred stock                  --                  --                  --
Other                                                             (23)               --                  --
                                                      ---------------     ---------------     ---------------

Balance, June 30, 1999                                          2,550           5,525,296                  55

  Net loss                                                     (4,388)               --                  --
Cash investment in subsidiary                                      60                --                  --
Preferred stock conversion to common stock                         11             222,278                   2
Conversion of convertible debenture                               200                --                  --
Issuance of common stock adjustment provision                    --               493,000                   5
Issuance of stock through private placement                       200             100,000                   1
Imputed interest on convertible debenture                          86                --                  --
Stock for debt conversion                                         581             291,800                   3
Warrants issued for services                                       85                --                  --
Employee stock option exercise                                    131              59,500                   1
Warrant exercise                                                  904             450,499                   4
Commissions and related fees                                      (14)               --                  --
                                                      ---------------     ---------------     ---------------

Balance, June 30, 2000                                            406           7,142,373                  71

  Net loss                                                       (299)               --                  --
Stock issued for debt                                              92              89,000                   1
Preferred stock conversion to common stock                    387,816                   4             (20,000)
Conversion of convertible debentures                              124           2,095,417                  21
                                                      ---------------     ---------------     ---------------

Balance, June 30, 2001                                $           323           9,714,606     $            97
                                                      ===============     ===============     ===============

                                                              Preferred Series A                      Preferred Series B
                                                      -----------------------------------     -----------------------------------
                                                          Shares              Amount              Shares             Amount
                                                      ---------------     ---------------     ---------------     ---------------

Balance, June 30, 1998                                           --       $          --                  --       $          --
  Net loss                                                       --                  --                  --                  --
Purchase of treasury stock                                       --                  --                  --                  --
Conversion of temporary equity and convertible
  debentures to preferred stock, net of expenses
  and reclassifications                                       122,000                 122             153,000                 153
Preferred stock conversion to common stock                    (98,000)                (98)           (147,000)               (147)
Conversion of convertible debentures                             --                  --                  --                  --
Amortization of financing fees                                   --                  --                  --                  --
Stock issued for services                                        --                  --                  --                  --
Imputed dividend on convertible preferred stock                  --                  --                  --                  --
Other                                                            --                  --                  --                  --
                                                      ---------------     ---------------     ---------------     ---------------

Balance, June 30, 1999                                         24,000                  24               6,000                   6

  Net loss                                                       --                  --                  --                  --
Cash investment in subsidiary                                    --                  --                  --                  --
Preferred stock conversion to common stock                    (24,000)                (24)             (6,000)                 (6)
Conversion of convertible debenture                              --                  --                  --                  --
Issuance of common stock adjustment provision                    --                  --                  --                  --
Issuance of stock through private placement                      --                  --                  --                  --
Imputed interest on convertible debenture                        --                  --                  --                  --
Stock for debt conversion                                        --                  --                  --                  --
Warrants issued for services                                     --                  --                  --                  --
Employee stock option exercise                                   --                  --                  --                  --
Warrant exercise                                                 --                  --                  --                  --
Commissions and related fees                                     --                  --                  --                  --
                                                      ---------------     ---------------     ---------------     ---------------

Balance, June 30, 2000                                           --                  --                  --                  --

  Net loss                                                       --                  --                  --                  --
Stock issued for debt                                              91
Preferred stock conversion to common stock                        (20)                 16
Conversion of convertible debentures                              103
                                                      ---------------     ---------------     ---------------     ---------------

Balance, June 30, 2001                                           --       $          --                  --       $          --
                                                      ===============     ===============     ===============     ===============

                                                             Preferred Series D
                                                      -----------------------------------        Paid in
                                                         Shares               Amount             Capital              Deficit
                                                      ---------------     ---------------     ---------------     ---------------

Balance, June 30, 1998                                           --       $          --       $        31,991     $       (30,144)
  Net loss                                                       --                  --                  --                (1,710)
Purchase of treasury stock                                       --                  --                  --                  --
Conversion of temporary equity and convertible
  debentures to preferred stock, net of expenses
  and reclassifications                                          --                  --                 1,675                --
Preferred stock conversion to common stock                       --                  --                   237                --
Conversion of convertible debentures                             --                  --                    99                --
Amortization of financing fees                                   --                  --                    47                --
Stock issued for services                                        --                  --                   344                --
Imputed dividend on convertible preferred stock                  --                  --                    63                 (63)
Other                                                            --                  --                   (23)               --
                                                      ---------------     ---------------     ---------------     ---------------

Balance, June 30, 1999                                           --                  --                34,433             (31,917)

  Net loss                                                       --                  --                  --                (4,388)
Cash investment in subsidiary                                    --                  --                    60                --
Preferred stock conversion to common stock                       --                  --                    39                --
Conversion of convertible debenture                            20,000                  20                 180                --
Issuance of common stock adjustment provision                    --                  --                    (5)               --
Issuance of stock through private placement                      --                  --                   199                --
Imputed interest on convertible debenture                        --                  --                    86                --
Stock for debt conversion                                        --                  --                   578                --
Warrants issued for services                                     --                  --                    85                --
Employee stock option exercise                                   --                  --                   130                --
Warrant exercise                                                 --                  --                   900                --
Commissions and related fees                                     --                  --                   (14)               --
                                                      ---------------     ---------------     ---------------     ---------------

Balance, June 30, 2000                                         20,000                  20              36,671             (36,305)

  Net loss                                                       --                  --                  --                  (299)
Stock issued for debt
Preferred stock conversion to common stock
Conversion of convertible debentures
                                                      ---------------     ---------------     ---------------     ---------------

Balance, June 30, 2001                                           --       $          --       $        36,881     $       (36,604)
                                                      ===============     ===============     ===============     ===============

                                                                Treasury Stock
                                                      -----------------------------------
                                                          Shares            Amount
                                                      ---------------     ---------------

Balance, June 30, 1998                                           --       $          --
  Net loss                                                       --                  --
Purchase of treasury stock                                     17,500                 (51)
Conversion of temporary equity and convertible
  debentures to preferred stock, net of expenses
  and reclassifications                                          --                  --
Preferred stock conversion to common stock                       --
Conversion of convertible debentures                             --                  --
Amortization of financing fees                                   --                  --
Stock issued for services                                        --                  --
Imputed dividend on convertible preferred stock                  --                  --
Other                                                            --                  --
                                                      ---------------     ---------------

Balance, June 30, 1999                                         17,500                 (51)

  Net loss                                                       --                  --
Cash investment in subsidiary                                    --                  --
Preferred stock conversion to common stock                       --                  --
Conversion of convertible debenture                              --                  --
Issuance of common stock adjustment provision                    --                  --
Issuance of stock through private placement                      --                  --
Imputed interest on convertible debenture                        --                  --
Stock for debt conversion                                        --                  --
Warrants issued for services                                     --                  --
Employee stock option exercise                                   --                  --
Warrant exercise                                                 --                  --
Commissions and related fees                                     --                  --
                                                      ---------------     ---------------

Balance, June 30, 2000                                         17,500                 (51)

  Net loss                                                       --                  --
Stock issued for debt
Preferred stock conversion to common stock
Conversion of convertible debentures
                                                      ---------------     ---------------

Balance, June 30, 2001                                         17,500     $           (51)
                                                      ===============     ===============

                See notes to consolidated financial statements.

                      MARK SOLUTIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                 (in thousands, except share and per share data)


                                                                        Year Ended          Year Ended          Year Ended
                                                                      June 30, 2001       June 30, 2000       June 30, 1999
                                                                     ---------------     ---------------     ---------------

Cash Flows From Operating Activities:
     Net loss                                                        $          (299)    $        (4,388)    $        (1,710)
     Adjustments to reconcile net loss to net cash
      provided by (used for) operating activities:
        Depreciation and amortization                                            449                 491                 363
        Amortization of debt issue costs                                        --                  --                   110
        Securities issued for services                                          --                   171                 345
        Securities issued for settlement of liabilities                           92                --                  --
        Deferred tax asset                                                       222                 494              (1,000)
        Gain on sale of discontinued segment                                  (1,298)               --                  --
        Gain on disposition of equipment                                        --                    (5)               --
        Net Assets of discontinued segment                                       (94)               (111)                 33
        (Increase) decrease in assets:
           Restricted cash                                                      --                  --                 1,234
           Accounts receivable                                                (1,322)              2,016              (3,146)
           Inventory                                                              35                 (60)                112
           Costs and estimated earnings in excess of
             billings on uncompleted contracts                                  (427)              1,007              (1,007)
           Other current assets                                                  (19)                 38                 138
           Due from officer                                                     --                  --                   102
           Other assets                                                           46                 (10)                (33)
        Increase (decrease) in liabilities:
           Accounts payable                                                     (221)               (994)              2,764
           Due to related parties                                               --                   (56)                167
           Billings in excess of costs and estimated earnings
             on uncompleted contracts                                            500                --                  --
           Litigation settlement payable                                        --                  (300)                300
           Accrued liabilities                                                   537                  14                  34
                                                                     ---------------     ---------------     ---------------
     Net adjustments to reconcile net loss to
      net cash provided by (used for) operating activities                    (1,500)              2,695                 516
                                                                     ---------------     ---------------     ---------------
        Net Cash (Used for) Operating Activities                              (1,799)             (1,693)             (1,194)
                                                                     ---------------     ---------------     ---------------

Cash Flows From Investing Activities:
     Acquisition of property and equipment                                      --                   (84)               (737)
     Proceeds from sale of equipment                                            --                    20                --
     Repayment of note receivable                                                112                  25                --
     Notes receivable                                                           --                  --                  (250)
     Proceeds from sale of discontinued segment                                1,418                --                  --
     Marketable securities                                                       406                (406)               --
                                                                     ---------------     ---------------     ---------------
        Net Cash Provided by (Used for) Investing Activities                   1,936                (445)               (987)
                                                                     ---------------     ---------------     ---------------

Cash Flows From Financing Activities:
     Proceeds from long term-debt                                               --                 2,000                 379
     Repayments of long-term debt                                               (402)               (224)                (31)
     Repayment of notes payable for equipment and vehicles                       (88)               (137)               (108)
     Proceeds from short term borrowing                                         --                   450               1,050
     Repayment of short term borrowings                                         (250)               (109)               (675)
     Proceeds from notes payable officer                                        --                   530                 375
     Repayment of notes payable officer                                           (3)               (805)               --
     Proceeds from issuance of securities                                       --                 1,292                --
     Collection of subscription receivable                                      --                  --                 1,231
     Purchase of treasury stock                                                 --                  --                   (51)
     Repayment of offering costs and commission                                 --                  --                  (243)
     Other                                                                         4                --                  --
                                                                     ---------------     ---------------     ---------------
        Net Cash Provided by (Used for) Financing Activities                    (739)              2,997               1,927
                                                                     ---------------     ---------------     ---------------

Net increase (decrease) in Cash                                                 (602)                859                (254)

Cash and Cash Equivalents at Beginning of Year                                 1,138                 279                 533
                                                                     ---------------     ---------------     ---------------

Cash and Cash Equivalents at End of Year                             $           536     $         1,138     $           279
                                                                     ===============     ===============     ===============



                See notes to consolidated financial statements.

                       MARK SOLUTIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         THREE YEARS ENDED JUNE 30, 2001
                 (in thousands, except share and per share data)


1.       Management Plans and Description of Business:


         Mark Solutions, Inc.'s (the "Company") financial statements for the year ended June 30, 2001 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company incurred income/(loss) from continuing operations of ($313), ($956) and $37 for the three years ended June 30, 2001. Its stockholders' equity at June 30, 2001 approximated $323.


         The Company's operating division is the construction of modular cell products which represents an alternative to traditional construction methods. Penetration into the construction market has met resistance typically associated with an unfamiliar product. Accordingly, the Company has been and will continue to be subject to significant sales fluctuations until its modular cell technology receives greater acceptance in the construction market, which management believes will occur as new projects are awarded and completed. These factors raise substantial doubt about the Company's ability to continue as a going concern.


         The Company adopted the following plan to mitigate these factors. First, on March 30, 2001, the Company consummated a transaction for the sale of the assets of its medical imaging segment. Second, on September 26, 2001, the Company entered into a compromise agreement with the holder of its convertible notes payable in the amount of $1,880. Under the terms of the compromise agreement, the Company will remit four equal installments of $250 in full satisfaction of the outstanding indebtedness and accrued interest. The final installment is due in March 2003. Third, the Company is in the final stages of various contract negotiations with third parties for the purchase of its modular cell products. These contracts have an approximate aggregate value of $7,000.


         The Company believes that its present financial position and the above plan will result in improved operating results and generate sufficient working capital to allow it to continue as a going concern.


2.       Sale of Business Segment


         On March 30, 2001, the Company closed a transaction involving sale of assets by its majority owned subsidiary Mark Technical, Inc. ("Mark Technical"), formerly known as MarkCare Medical Systems, Inc. ("MarkCare") to MMSI Acquisitions Corp. ("MMSI"), a newly established wholly owned subsidiary of MediSolution Ltd. ("MediSolution"), a Canadian based company engaged in offering information systems to the health care industry.


         Pursuant to the terms of an Asset and Stock Purchase agreement, MMSI purchased substantially all of the assets of Mark Technical and assumed certain specific liabilities. The sale also included all of the issued and outstanding stock of Mark Technical's wholly owned United Kingdom subsidiary, MarkCare Medical Systems Ltd. Under the terms of the agreement, MarkCare Medical Systems Korea is to be liquidated.

         The total purchase price was $1,683, subject to certain closing adjustments. Prior to the closing, Mark Technical received from MMSI a $500 advance.

         At closing, Mark Technical received $476 after adjustments. A balance of $500 was due within 90 days of closing as evidenced by a promissory note guaranteed by MediSolution. Additionally, MarkCare received 200,000 warrants to purchase the Common Stock of MediSolution at an exercise price of $2.40 (CDN) a share. MediSolution's Common Stock is traded on the Toronto Exchange. As additional compensation, MarkCare is to receive ten percent (10%) of all license revenues received by MMSI from certain projects for a period of one year from closing.

         Under the terms of the agreement MMSI purchased the name "MarkCare Medical Systems" and as a result MarkCare Medical Systems changed its name to Mark Technical, Inc. simultaneously with the closing. As a result of the sale, Mark Technical will no longer be operating in the medical imaging industry.

         Prior to the due date of the promissory note, June 30, 2001, the Company was advised by MMSI that they were evaluating the value of the net assets transferred and they might be entitled to an offset against the promissory note for differences in the valuation of the net assets. Under a 30-day standstill agreement, dated July 3, 2001, and extended through September 3, 2001, both parties agreed to take no action until supporting documentation is prepared. As of September 28, 2001, the Company has not received documentation to support their allegations. The Company has advised MMSI that they have until October 19, 2001, to produce their supporting documentation, at which time the Company will revaluate its position. While the Company disputes MMSI's claims, it has recorded a liability for potential expenditures arising from this matter.

         The Company has restated the prior financial statements of Mark Technical and Subsidiaries as discontinued operations. Net assets to be disposed of, at their book values, have been separately classified in the accompanying balance sheet as of June 30, 2000. Revenues from this segment for the years ended June 30, 2001, 2000 and 1999 were $2,077, $2,054 and $1,729, respectively.
Net assets relating to this discontinued operation primarily relate to cash, accounts receivable and property and equipment.


3.        Summary of Significant Accounting Policies:

         a. Nature of business - The Company is a Delaware corporation, which designs, manufactures, and installs modular steel cells for correctional institution construction.

         b. Basis of consolidation - The consolidated financial statements include the accounts of Mark and its majority owned subsidiary, Mark Technical, Inc. (formerly MarkCare).

         c. Revenue recognition - Revenues for the modular steel products are recorded at the time services are performed or when products are shipped except for manufacturing contracts which are recorded on the percentage-of-completion method which measures the percentage of costs incurred over the estimated total costs for each contract. This method is used because management considers incurred costs to be the best available measure of progress on these contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. The Company provides an allowance for bad debts and returns based upon its historical experience.

         d. Cash equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         e. Inventories - Inventories are valued at the lower of cost or market on a first-in, first-out basis. The Company evaluates the levels of inventory based on historical movement and current projections of usage of the inventory. If this evaluation indicates obsolescence and or slow movement, the Company would record a reduction in the carrying value by the amount the cost basis exceeded the estimated net realizable value of the inventory.

         f. Property and depreciation - All property and equipment items are stated at cost. Leasehold improvements are amortized under the straight-line method. Substantially all other items are depreciated under straight-line and accelerated methods. Depreciation and amortization is provided in amounts sufficient to write-off the cost of depreciable assets, less salvage value, over the following estimated useful lives:

                  Machinery and equipment                              7 years
                  Demonstration equipment                            5-7 years
                  Office furniture and equipment                     5-7 years
                  Leasehold improvements                             5-7 years
                  Vehicles                                             5 years
                  Property held under capital lease                    5 years

         g. Income taxes - Deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates, applicable to future years, to differences between the financial reporting and the tax basis of existing assets and liabilities. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

         h. Loss per common share - Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"), requires dual presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or convertible securities were exercised or converted into common stock.

                  Basic and diluted losses per share amounts were equivalent for the years ended June 30, 2001, 2000 and 1999.

         i. Stock-based compensation - The Company grants stock options to employees with an exercise price equal to or above the fair value of the shares at the date of the grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense for the stock option grants.

         j. Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the report period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Therefore, actual amounts could differ from these estimates.

         k. Reclassifications - Certain prior year amounts have been reclassified to conform with the current year presentation.

         l. Comprehensive income - Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. The tax benefit or expense, as well as any reclassifications related to the components of other comprehensive income were not significant.

         m. Concentration of risk - The Company maintains cash balances at several financial institutions located in New Jersey. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100. As of June 30, 2001 and 2000, the Company's uninsured cash balances approximated $336 and $489, respectively.

                  The Company's customer base consists principally of government agencies, or general contractors engaged by such agencies, located in the United States and Puerto Rico.

                  The Company employs hourly employees in its manufacturing facility who are subject to a collective bargaining agreement.


                  Revenues from three customers approximated 42%, 23% and 20% of total revenues for the year ending 2001. For the year ended 2000, revenues from three customers approximated 28%, 22% and 18% of total revenues. Revenues from three customers approximated 46%, 13% and 11% of total revenues for 1999.



3.       Inventories:

         Inventories at June 30, 2001 and 2000 consists of raw materials to be used in the construction of jail cells.

4.       Litigation Settlement Payable:

         In August 2001, the Company settled a lawsuit, which was pending in the Delaware Circuit Court, Delaware County, Indiana, with a general contractor for $98.

         On August 25, 1999, the Company agreed to settle an ongoing lawsuit related to a modular cell project in Hawaii. The Company agreed to pay its customer $50 prior to December 31, 1999 and an additional $250 by May 31, 2000 to satisfy all claims against the Company. The accompanying financial statements at June 30, 1999 include a charge to operations for the $300 settlement and related legal fees approximating $96.


5.       Related Party Transactions:

         The Company purchased materials and is reimbursed for various expenses from Mark Lighting Fixtures Co., Inc. ("Mark Lighting"), an entity owned by the Company's Chief Executive Officer and Metalite, Inc. ("Metalite"), an entity owned by the brother of the Company's Chief Executive Officer.

           The following related party transactions are included in the accompanying financial statements:

                                                    Years Ended
                                                     June 30,
                                  ----------------------------------------------
                                      2001             2000             1999
                                  ------------     ------------     ------------

        Purchases                 $        223     $        358     $        181
        Consulting services                 31             --                 33


           As a result of current and prior years' transactions, the Company has net balances due to the following related parties, which will be settled in the ordinary course of business:

                                                               Years Ended
                                                                June 30,
                                                       -------------------------
                                                          2001           2000
                                                       ---------       ---------

           Mark Lighting Fixture Co., Inc.             $      21       $   --
           Carl Coppola                                       97             100
                                                       ---------       ---------

           Due to related parties                      $     118       $     100
                                                       =========       =========

           The Company grants non-employee directors, options for serving on the Board of Directors. On July 14, 2000 the Company issued three-year options to purchase 50,000 shares of Common Stock at $1.00, the closing price on the date of grant, to the Company's Chief Executive Officer. On March 2, 2001 the Company issued, five year options to purchase 150,000 shares of Common Stock to each of the four members of the Board of Directors, at $.08, the closing price on the date of grant.


6.         Long-Term Debt:

           a.    Long-term debt consists of the following:

                                                                June 30,
                                                       -------------------------
                                                          2001           2000
                                                       ---------       ---------
                 Convertible notes payable, with
                    interest accruing at a rate of
                    7% per annum, principal and
                    interest will be due and payable
                    in April 2002; the note is
                    immediately convertible into
                    shares of Common Stock in whole
                    or in part in minimum increments
                    of $25 of principal                $   1,880       $   2,000

                 Other                                      --               402
                                                       ---------       ---------

                        Total long-term debt               1,880           2,402
                    Less current portion                     750             402
                                                       ---------       ---------

                        Long-term debt, excluding
                        current portion                $   1,130       $   2,000
                                                       =========       =========


           On September 26, 2001, the Company entered into a compromise agreement with the holder of the convertible notes payable in the amount of $1,880. Under the terms of the agreement the Company will pay $1,000 in full satisfaction of the outstanding indebtedness and accrued interest. The compromise amount is payable in four (4) equal installments of $250 due upon execution of the agreement, November 30, 2001, February 28, 2002 and March 1, 2003. The initial payment was made on September 26, 2001.

           b.    Convertible securities

                 On January 21, 1997, the Company sold $750 principal amount 7% convertible debentures due January 1999. Those debentures were convertible into shares of common stock at a conversion price which is the lesser of (i) $8.50 per share or (ii) 80% of the average closing bid price on the five trading days immediately preceding the date(s) of conversion. On May 1, 1998 these debentures were converted into 187,500 shares of common stock. Based on certain adjustment provisions related to the trading value of the stock, the Company issued 493,000 shares of common stock to the holder in 2000.

                 On June 2, 1997, the Company sold $1,250 principal amount 7% convertible debentures due June 2, 1999. The debentures were immediately converted into shares of common stock at a conversion price of $0.80 per share.

                 On June 27, 1997, the Company sold $300 principal amount 7% convertible debentures due June 29, 1999. The debentures were converted, on or after December 30, 1997, into shares of common stock at a conversion price of $0.80 per share. On June 19, 1998, $200 of these debentures were converted into 62,500 shares of common stock. The Company issued 75,000 warrants with an exercise price of $6.00 as part of the conversion. On June 24, 1999, the balance of $100 of these debentures was converted into 31,250 shares of common stock.

                 In June 1998, the Company completed a $2,750 private placement of equity and debt units (the "Private Placement") pursuant to which the Company issued (i) 305,000 shares of common stock (the "Private Placement Shares "),
(ii) convertible debentures (face amount $1,530) due December 28, 1999, (the "Convertible Debentures"), (iii) warrants to purchase 343,750 shares of common stock, and (iv) an option exercisable by the investors to purchase additional convertible debentures (face amount $2,550) with warrants to purchase 318,750 shares of common stock (the "Debt Unit Option").

                 Of the $1,530 proceeds received in connection with the Convertible Debentures and its related options, $505 was attributed to the debenture conversion features and options and was classified as additional paid-in capital, and the remaining $1,025 was classified as a long-term obligation at June 30, 1998. The Convertible Debentures were exchanged for equity securities in January, 1999.

                 On July 1, 1999, the Company borrowed $200 under a 10% note. The note was exchanged for 20,000 shares of Series D Preferred Stock in September 1999.

                 The Company has charged to operations for the year ending June 30, 2000, $86 of imputed interest expense on Convertible Debentures, which represents the discount on conversion of each of the above Convertible Debentures.


7.         Fair Value of Financial Instruments:

           The estimated fair value of the Company's convertible debt as of June 30, 2001 is as follows:

                                              Carrying           Fair
                                               Amount            Value
                                             ----------        ---------

           Convertible debt                  $    1,880        $   1,000

           The estimated fair value amount has been based on the settlement agreed to between the lender and the Company in September 2001 (see Note 6a).

           The fair value of the Company's other financial instruments approximates their carrying amounts.


8.         Stockholders' Equity:

           a.    Capitalization

                 The Company's authorized capital consists of 50,000,000 shares of $.01 par value common stock and 4,705,000 shares of preferred stock.

                 The Board of Directors has the authority to issue preferred stock in one or more series and to fix the rights, voting rights, and other terms.

                 At June 30, 2001, there are 100,000 shares of Series C Preferred Stock authorized. There are no authorized shares of Series A, B, or D Preferred Shares as of June 30, 2001.There are no outstanding shares of Series C Preferred Stock as of June 30, 2001.

                 Series C Preferred Stock is convertible, at the option of the holder, into shares of Common Stock equal to $10.00 per share dividend by of the average per share closing bid price of the Common Stock for the five trading days immediately preceding the conversion date(s).

                 Series D Preferred Stock is convertible, at the option of the holder, into shares of Common Stock equal to $10.00 per share dividend by 70% of the average per share closing bid price of the Common Stock for the five trading days immediately preceding the conversion date(s).

                 In the event of any liquidation, the holders of the Preferred Stock will share equally in any balance of the Company's assets available for distribution to them up to $10.00 per share plus unpaid dividends, after satisfaction of creditors and the holders of the Company's senior securities, if any.

           b.    Exchange placement

                 In January 1999, Mark effected an exchange placement (the "Exchange Placement") pursuant to which the investors agreed to exchange the securities received in the Private Placement (see Note 7) for (i) 122,000 shares of Series A Preferred Stock, (ii) 153,000 shares of Series B Preferred Stock,
(iii) warrants to purchase 343,750 shares of common stock (the "Warrants") and
(iv) an option exercisable by the investors to purchase an additional 275,000 shares of Preferred Stock with warrants to purchase 343,750 shares of common stock (the "Preferred Stock Unit Option").

                 The Warrants consist of 343,750 warrants each to purchase one share of Common Stock for $6.00 per share expiring on June 28, 2002.

                 The Preferred Stock Unit Options expired in 2000.

                 Investors owning 74,000 shares of Series A Preferred Stock, 148,000 Warrants and the Preferred Stock Unit Option to purchase 74,000 units granted Mark an option which expired March 26, 1999 to repurchase such securities for $740. Mark paid the investors a nonrefundable deposit of $222. The investors have agreed that this deposit be credited towards accrued dividends on the Preferred Stock Unit Option.

                 The discount on the conversion rate of the Preferred Shares issued on the Exchange Placement ($63) was recorded as an imputed dividend in the year ended June 30, 1999.

           c.    Preferred stock conversion

                 During the year ended June 30, 2001, investors converted 20,000 shares of Series D Preferred Stock into 387,816 shares of common stock.

                  During the year ended June 30, 2000, investors converted 24,000 shares of Series A Preferred Stock and 6,000 shares of Series B Preferred Stock into 222,278 shares of common stock.

                  During the year ended June 30, 1999, investors converted 98,000 shares of Series A Preferred Stock and 147,000 shares of Series B Preferred Stock into 869,012 shares of common stock.

           d.    Loss per common share

                 The reconciliation of EPS for the years ended June 30, 2001, 2000 and 1999 is as follows:

                                                                                          Years Ended
                                                                                           June 30,
                                                                    -------------------------------------------------------
                                                                         2001                2000                1999
                                                                    ---------------     ---------------     ---------------

                      Net  income/(loss)                            $          (299)    $        (4,388)    $        (1,710)
                      Less imputed preferred stock dividend                    --                  --                    63
                                                                    ---------------     ---------------     ---------------
                      Loss available to common
                         shareholders                               $          (299)    $        (4,388)    $        (1,773)
                                                                    ===============     ===============     ===============

                      Weighted average shares outstanding                 8,266,676           6,112,534           4,945,257
                                                                    ===============     ===============     ===============

                      Loss per share                                $          (.04)    $          (.72)    $          (.36)
                                                                    ===============     ===============     ===============

           e.    Stock option plan

                 The Company has a Stock Option Plan which is administered by the Board of Directors. Under the terms of the Plan, options to purchase 250,000 shares of common stock may be granted to key employees. Options become exercisable as determined by the Board of Directors and expire over terms not exceeding employment, six months after death or one year in the case of permanent disability of the option holder. The option price for all shares granted under the Plan is equal to the fair market value of the common stock at the date of grant, as determined by the Board of Directors, except in the case of a ten percent shareholder where the option price shall not be less than 110% of the fair market value at the date of grant.

                 The following information relates to shares under option and shares available for grant under the Plan:

                                                                                  Years Ended
                                                                                    June 30,
                                           ---------------------------------------------------------------------------------------
                                                      2001                           2000                          1999
                                           ---------------------------   ---------------------------   ---------------------------
                                                            Weighted                      Weighted                      Weighted
                                              Shares         Average        Shares         Average        Shares         Average
                                           ------------   ------------   ------------   ------------   ------------   ------------

        Outstanding, beginning of year           95,125   $       3.29        107,750   $       5.53         99,875   $       5.80
        Granted                                    --             --          108,500           1.32         17,250           4.00
        Canceled                                (78,125)         (3.56)       (81,625)         (5.93)        (9,375)         (5.58)
        Exercised                                  --             --          (39,500)         (1.13)          --             --
                                           ------------   ------------   ------------   ------------   ------------   ------------

        Outstanding, end of year                 17,000   $       2.06         95,125   $       3.29        107,750   $       5.53
                                           ============   ============   ============   ============   ============   ============

              Available for issuance
                 under Plan                     173,500                        95,375                       122,250
              Weighted average
                 contractual life (years)          1.32                          1.97                          1.23
              Shares subject to
                 exercisable option              17,000                        95,125                       107,750

           f.    Stock warrants

                 Outstanding warrants are as follows:

                                                                                  Years Ended
                                                                                    June 30,
                                           ---------------------------------------------------------------------------------------
                                                      2001                           2000                          1999
                                           ---------------------------   ---------------------------   ---------------------------
                                                            Weighted                      Weighted                      Weighted
                                              Shares         Average        Shares         Average        Shares         Average
                                           ------------   ------------   ------------   ------------   ------------   ------------
              Warrants outstanding,
                 beginning of year              667,050   $       3.44      1,135,000   $       8.23      1,061,667   $       9.72
              Granted                           650,000            .15        293,300           2.05        198,750           3.58
              Exercised                        (214,550)         (3.70)      (467,500)         (2.09)          --             --
              Expired                              --             --         (293,750)         (2.46)      (125,417)         13.44
                                           ------------   ------------   ------------   ------------   ------------   ------------
              Warrants outstanding,
                 end of year                  1,102,500   $       1.94        667,050   $       3.44      1,135,000   $       8.23
                                           ============   ============   ============   ============   ============   ============
              Weighted average
                 contractual life (years)                         3.30                          2.09                          2.17

           g.    Pro forma information

                 Pro forma information regarding net loss and loss per share, as required by SFAS No. 123, has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for fiscal 2001, 2000 and 1999: risk-free interest rate of 5.48%, 6.38% and 6.50%; dividend yield -0-; volatility factor related to the expected market price of the Company's common stock of .35; and weighted average expected option life of 3.0, 3.0 and
3.3 years. The weighted average fair value of options granted during fiscal 2001, 2000 and 1999 were $.08, $.70 and $.57, respectively.

           The Company's pro forma information follows:

                                                                               Years Ended
                                                                                June 30,
                                                             ----------------------------------------------
                                                                 2001             2000             1999
                                                             ------------     ------------     ------------

                     Pro forma net (loss)                    $       (379)    $     (4,458)    $     (1,772)
                     Pro forma loss per common share                 (.05)            (.73)            (.37)

           h.    Stock for debt conversion

                 During 2001 and 2000, vendors and other debtors converted $92 and $581 of liabilities into 89,000 and 291,800 shares of the Company's common stock.

           i.    Private placement

                 In January 2000, an investor notified Mark of his intention to exercise an option to purchase 20,000 shares of preferred stock each convertible into Common Stock at $10.00 per preferred share divided by 75% of the trading price and warrants to purchase 25,000 shares of Common Stock at $6.00 per share. On January 19, 2000, Mark agreed to issue 100,000 shares of Common Stock in lieu of the convertible preferred stock and also issued the warrants.


9.         Short Term Borrowings:

                 On March 3, 2000, Mark issued to two investors an aggregate of $250, 120-day principal amount convertible notes having an interest rate of 10% per annum. The investors were a director of Mark and his brother. On July 12, 2000, these notes were repaid in accordance with their terms. In connection with the loan represented by these notes, Mark issued five-year warrants to purchase 48,933 shares of Common Stock at $1.25 per share.


10.        Leases:

           a.    Facility leases

                 The Company occupies its executive offices pursuant to a month to month lease. The Company conducts its manufacturing operations pursuant to an operating lease expiring October 31, 2004. Under the terms of these leases, the Company is obligated to pay maintenance, insurance, and its allocable share of real estate taxes.

                 Future minimum rental payments under these operating leases are as follows:

                        Year Ended
                         June 30,
                        ----------
                           2002                                       $     235
                           2003                                             264
                           2004                                             287
                           2005                                              98
                                                                      ---------

                           Total future minimum rental payments       $     884
                                                                      =========

                  Rent expense for the years ending June 30, 2001, 2000 and 1999 was $250, $381 and $300, respectively.

           The Company also leases various automobiles and small office equipment.

           b.    Capital leases

                 The Company leases certain equipment under capital leases with expiration dates ranging from April 2000 through April 2003.

                 Future minimum lease payments are as follows:

                    Year Ended
                     June 30,
                    ----------
                       2002                                           $      82
                       2003                                                   5
                                                                      ---------

                    Total future minimum lease payments                      87
                    Less: amount representing interest                        8
                                                                      ---------
                    Present value of net future minimum lease
                         payments                                            79
                    Less: current portion of obligations under
                         capital leases                                      74
                                                                      ---------
                    Long-term portion of obligations under
                         capital leases                               $       5
                                                                      =========

           Property and equipment held under capital leases at June 30, 2001 has a value, net of accumulated amortization, of $74.


11.        Commitments and Contingencies:

           Pursuant to employment agreements with certain key executives, which expire at various dates through December 2002, the Company granted options to acquired 487,500 shares of common stock at various exercise prices ranging from $.08 to $4.00. The Company's remaining aggregate commitment at June 30, 2001 under such contracts approximated $500.

           The Company is involved in various lawsuits and claims incidental to its business. In the opinion of management, the ultimate liabilities, if any, resulting from such lawsuits and claims, will not materially affect the financial position of the Company.


12.        Income Taxes:

           As of June 30, 2001, the Company has Federal net operating loss carry forwards of approximately $30,277. Such carry forwards begin to expire through 2019 if not previously used. Since realization of the tax benefits associated with these carry forwards is not assured, a 100% valuation allowance was recorded against the related tax asset of approximately $10,294, as required by SFAS No. 109.

           The State of New Jersey has enacted a program that allows new or expanding emerging technology and biotechnology businesses to sell their Unused Net Operating Loss (NOL) carryover to any corporate taxpayer in the state of at least 75% of the value of the tax benefits. Upon acceptance of an application, each applicant receives $250. The remaining NOL carryover is treated in the same manner for the fiscal year ended June 30, 2001.

           The deferred tax asset arising from the New Jersey NOL is comprised of the following:

                                                            June 30,
                                               ---------------------------------
                                                    2001               2000
                                               --------------     --------------

           Sale of net operating loss          $          284     $          572
                                               ==============     ==============

13.      Supplemental Cash Flow Information:

         a. Cash paid for interest during the years ended June 30, 2001, 2000 and 1999 amounted to $100, $284 and $191, respectively.

         b. The Company acquired certain equipment with an aggregate cost of $397 and $221 under capital lease obligations for the years ended June 30, 2000, and 1999, respectively. There were no purchases of equipment under capital lease obligations for the year ended June 30, 2001

         c. During 2001 and 2000, vendors and other debtors converted $92 and $581 of liabilities into 89,000 and 291,800 shares of the Company's common stock. During 1999, $1,530 of debentures and $1,220 of securities classified as temporary equity were exchanged for shares of preferred stock, warrants and options.

         d. During 2000 and 1999, the Company granted outside consultants options to acquire 21,000 and 66,250 shares, respectively, of common stock at exercise prices ranging from $4.64 to $16.00. The fair value of the 1999 options was immaterial. The fair value of the 2000 options ($10) has been charged to operations in accordance with SFAS No. 123.

         e. The Company issued stock and/or options to various parties in consideration for services provided.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                                   FORM 10-QA


(Mark One)

   X     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
  ---    SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended:    March 31, 2002
                                  ----------------

         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
  ---    SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ____________

Commission File Number:               0-17118
                                  ----------------

                               Mark Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                      01-0564816
----------------------------------            ----------------------------------
  (State or Other Jurisdiction                       (I.R.S. Employer
        of Incorporation)                            Identification No.)


1135 Clifton Avenue
Clifton,  New Jersey                                                   07013
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's Telephone Number, Including Area Code:       (973) 773-8100
                                                     --------------------------


Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report


Indicate by check whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of Common Stock, as of the latest practicable date:

Common Stock, $ .01 par value: 9,714,606 shares outstanding as of May 3, 2002.

                               MARK HOLDINGS, INC.

                                   Form 10-QA

                                       for
                          Quarter Ended March 31, 2002

                                      Index


Part I       Financial Information                                                                               Page

Item 1.      Financial Statements

             Consolidated Balance Sheets as of
               March 31, 2002 and June 30, 2001................................................................     3

             Consolidated Statements of Operations
               for the Nine and Three Months Ended March 31, 2002 and 2001.....................................     4

             Consolidated Statements of Cash Flows
               for the Nine Months Ended March 31, 2002 and 2001...............................................     5

             Notes to Consolidated Financial Statements........................................................   6-7

Item 2.      Management's Discussion and Analysis of
               Financial Condition.............................................................................   8-9

Part II       Other Information

Item 1.      Legal Proceedings.................................................................................    10

Item 2       Changes in Securities and Use of Proceeds.........................................................    10

Item 3.      Defaults Upon Senior Securities...................................................................    10

Item 4.      Submission of Matters to a Vote of Security Holders...............................................    10

Item 5.      Other Information................................................................................. 10-11

Item 6.      Exhibits and Reports on Form 8-K..................................................................    11

Signatures.....................................................................................................    12

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                         March 31, 2002       June 30, 2001
                                                                                         ---------------     ---------------
                    ASSETS                                                                (Unaudited)

CURRENT ASSETS:
    Cash and cash equivalents                                                            $           182     $           536
    Notes receivable                                                                                 401                 613
    Accounts receivable                                                                            1,709               2,969
    Cost in excess of contract revenue earned                                                        874                 427
    Inventories                                                                                       25                  25
    Deferred tax asset                                                                                86                 284
    Prepaid expenses                                                                                 101                  41
                                                                                         ---------------     ---------------
      Total Current Assets                                                                         3,378               4,895
                                                                                         ---------------     ---------------

PROPERTY AND EQUIPMENT, NET:                                                                         309                 485

OTHER ASSETS                                                                                          36                  44
                                                                                         ---------------     ---------------

Total Assets                                                                             $         3,723     $         5,424
                                                                                         ===============     ===============


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                                     $         1,020     $         1,566
    Current portion of long-term debt                                                                216                 750
    Current portion of obligations under capital leases                                               22                  74
    Billings in excess of contract revenue earned                                                      3                 500
    Notes payable to officers/stockholders                                                          --                    97
    Accrued liabilities                                                                              404                 979
                                                                                         ---------------     ---------------
       Total Current Liabilities                                                                   1,665               3,966
                                                                                         ---------------     ---------------

OTHER LIABILITIES:
    Long-term portion of obligations under capital leases                                             23                   5
    Convertible notes                                                                               --                 1,130
                                                                                         ---------------     ---------------
       Total Other Liabilities                                                                        23               1,135
                                                                                         ---------------     ---------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Common stock, $.01 par value, 50,000,000 shares
      authorized, 9,714,606 shares issued and outstanding
      at March 31, 2002 and June 30, 2001                                                             97                  97
    Preferred stock, $1.00 par value, $10 liquidation
      value; 4,705,000 shares authorized:
    Additional paid-in capital                                                                    36,881              36,881
    Deficit                                                                                      (34,892)            (36,604)
    Treasury stock, at cost; 17,500 shares                                                           (51)                (51)
                                                                                         ---------------     ---------------
       Total Stockholders' Equity                                                                  2,035                 323
                                                                                         ---------------     ---------------

Total Liabilities and Stockholders' Equity                                               $         3,723     $         5,424
                                                                                         ===============     ===============

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                 (in thousands)


                                                       Nine Months Ended   Nine Months Ended  Three Months Ended  Three Months Ended
                                                        March 31, 2002      March 31, 2001      March 31, 2002      March 31, 2001
                                                        ---------------     ---------------     ---------------     ---------------

Revenues                                                $         9,626     $         4,356     $         4,179     $         2,913
                                                        ---------------     ---------------     ---------------     ---------------

Costs and Expenses:
     Cost of sales                                                6,783               2,928               3,361               1,808
     General and administrative expenses                          1,986               1,644                 696                 508
                                                        ---------------     ---------------     ---------------     ---------------
          Total Costs and Expenses                                8,769               4,572               4,057               2,316
                                                        ---------------     ---------------     ---------------     ---------------

Operating Income (Loss)                                             857                (216)                122                 597
                                                        ---------------     ---------------     ---------------     ---------------

Other Income (Expenses):
     Interest income                                                 22                  14                   7                   8
     Interest expense                                               (51)               (249)                 (7)               (140)
                                                        ---------------     ---------------     ---------------     ---------------
          Total Other Expenses                                      (29)               (235)               --                  (132)
                                                        ---------------     ---------------     ---------------     ---------------
                                                                    828                (451)                122                 465
Income tax benefit                                                 --                   180                --                   180
                                                        ---------------     ---------------     ---------------     ---------------
Income (Loss) from Continuing Operations
  before extraordinary gain                                         828                (271)                122                 645

Discontinued Operations:
     (Loss) income from sale of discontinued
         segment, net of income tax provision of
         $0, $920, $0, $740, respectively                          (237)                928                 (37)                928
     (Loss) income from operations of discontinued
         segment, net of income tax benefit of $0,
         $740, $0, $740, respectively                              --                  (794)               --                    42

Extraordinary gain on extinguishment of debt                      1,121                --                  --                  --
                                                        ---------------     ---------------     ---------------     ---------------

Net Income (Loss)                                       $         1,712     $          (137)    $            85     $         1,615
                                                        ===============     ===============     ===============     ===============

Basic Income (Loss) per Share
     Income (loss) per share from continuing
          operations                                    $          0.09     $         (0.06)    $          0.01     $          0.08
     (Loss) income from sale of discontinued segment              (0.02)               0.12                --                  0.12
     Loss from operations of discontinued segment                  --                 (0.10)               --                  --
     Extraordinary gain on extinguishment of debt                  0.12                --                  --                  --
                                                        ---------------     ---------------     ---------------     ---------------
          Income (loss) per share                       $          0.18     $         (0.02)    $          0.01     $          0.20
                                                        ===============     ===============     ===============     ===============

Fully Diluted Income (Loss) per Share
     Income (loss) per share from continuing
          operations                                    $          0.09     $         (0.07)    $          0.01     $          0.08
     (Loss) income from sale of discontinued segment              (0.02)               0.12                --                  0.12
     Loss from operations of discontinued segment                  --                 (0.10)               --                  --
     Extraordinary gain on extinguishment of debt                  0.12                --                  --                  --
                                                        ---------------     ---------------     ---------------     ---------------
          Income (loss) per share                       $          0.18     $         (0.02)    $          0.01     $          0.20
                                                        ===============     ===============     ===============     ===============

Weighted Average Number of
     Basic Shares Outstanding                                 9,697,106           7,865,630           9,697,106           8,029,695
                                                        ===============     ===============     ===============     ===============

Weighted Average Number of
     Fully Diluted Shares Outstanding                         9,697,106           7,865,630           9,697,106           8,029,595
                                                        ===============     ===============     ===============     ===============

Dividends Paid                                          $          --       $          --       $          --       $          --
                                                        ===============     ===============     ===============     ===============

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)


                                                                                        Nine Months Ended   Nine Months Ended
                                                                                         March 31, 2002      March 31, 2001
                                                                                         ---------------     ---------------

Cash Flows From Operating Activities:
     Net income                                                                          $         1,712     $          (137)
                                                                                         ---------------     ---------------
     Adjustments to reconcile net income to net cash provided by
       (used for) operating activities:
          Depreciation and amortization                                                              222                 461
          Allowance for notes receivable                                                             200                --
          Gain on extinguishment of debt                                                          (1,121)               --
          Gain on sale of discontinued segment                                                      --                (1,848)
          Deferred tax asset                                                                         198                 222
          Adjustment of net assets of business acquired                                             --                    35
          Net Assets of discontinued segment                                                        --                   (78)
          (Increase) decrease in assets:
               Accounts receivable                                                                 1,260              (1,183)
               Billing in excess of contract revenue recognized                                     (447)               --
               Other current assets                                                                  (60)                (12)
               Other assets                                                                            8                --
          Increase (decrease) in liabilities:
               Accounts payable                                                                     (546)                330
               Billings in excess of contract revenue earned                                        (497)               --
               Accrued liabilities                                                                   (68)                135
                                                                                         ---------------     ---------------
          Net adjustments to reconcile net income to
            net cash (used for) operating activities                                                (851)             (1,938)
                                                                                         ---------------     ---------------
          Net Cash Provided by (Used for) Operating Activities                                       861              (2,075)
                                                                                         ---------------     ---------------

Cash Flows From Investing Activities:
     Acquisition of property and equipment                                                           (46)                (84)
     Repayment of note receivable                                                                     42                  81
     Note receivable                                                                                (330)               --
     Proceeds from sale of discontined segment                                                      --                 1,177
     Marketable securities                                                                          --                   406
                                                                                         ---------------     ---------------
          Net Cash (Used for) Provided by Investing Activities                                      (334)              1,580
                                                                                         ---------------     ---------------

Cash Flows From Financing Activities:
     Proceeds from notes payable for equipment and vehicles                                           27                --
     Repayment of convertible debt                                                                  (750)               --
     Repayment of notes payable for equipment and vehicles                                           (61)               (438)
     Repayment of short term borrowings                                                             --                  (250)
     Notes payable officer/ shareholder                                                              (97)                137
     Other                                                                                          --                   (59)
                                                                                         ---------------     ---------------
          Net Cash (Used for) Financing Activities                                                  (881)               (610)
                                                                                         ---------------     ---------------

Net decrease in Cash                                                                                (354)             (1,105)

Cash and Cash Equivalents at Beginning of Period                                                     536               1,138
                                                                                         ---------------     ---------------

Cash and Cash Equivalents at End of Period                                               $           182     $            33
                                                                                         ===============     ===============

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1    INTERIM FINANCIAL INFORMATION

                  The consolidated balance sheet of the Company as of March 31, 2002, the consolidated statements of operations and cash flows for the nine months ended March 31, 2002 and 2001 are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. In the opinion of management, all adjustments (which included only normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flows have been included.

                  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The June 30, 2001 balance sheet data is derived from the audited consolidated financial statements. The attached financial statements should be read in connection with the consolidated financial statements and notes hereto included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

                  Certain reclassifications have been made to the current and prior years amounts to conform to the current period presentation.

Note 2    COMMON STOCK AND ADDITIONAL PAID-IN-CAPITAL

                  Basic earnings (loss) per common share is computed by dividing the net earning by the weighted average number of shares of common stock outstanding during the period. Dilutive earnings per share gives effect to stock options and warrants which are considered to be dilutive common equivalents.

Note 3    REORGANIZATION OF LEGAL STRUCTURE

                  On November 4,2001 the Company effected a change in legal structure whereby the Company became a wholly owned subsidiary of a newly formed holding company, Mark Holdings, Inc. Under the terms of the restructure, the outstanding common stock of Mark Solutions, Inc. was automatically converted on a share for share basis into the common stock of the new holding company. The common stock of Mark Holdings, Inc. now trades on the Over The Counter Bulletin Board under the symbol of "MHDG" instead of the common stock of Mark Solutions, Inc. The purpose of the Reorganization was to put the Company in a position to be able to facilitate a merger or business combination. The business operations of the Company has not changed as a result of the Reorganization.

                  The Reorganization was effected pursuant to Section 251 (g) of the Delaware General Corporate Law and did not require stockholder approval. The stockholders of Mark Solutions, Inc. now have the same rights, privileges and interests in Mark Holdings, Inc. as they previously had in Mark Solutions, Inc. immediately prior to the reorganization.

Note 4    CONVERTIBLE NOTES PAYABLE

                  In September 2001, the Company entered into a compromise agreement with the holder of the convertible notes payable in the amount of $1,880,000. Under the terms of the agreement the Company will pay $1,000,000 in full satisfaction of the outstanding indebtedness and accrued interest. The compromise amount is payable in four (4) equal installments of $250,000 due upon the execution of the agreement, November 30, 2001, February 28, 2002 and March 1, 2003. The first three payments were made in September, November 2001 and February 2002. As a result of this transaction the Company realized a gain of $1,121,000 from the extinguishment of debt.

Note 5    INCOME TAXES

                  The Company has a federal net operating loss carry forward of approximately $30,000,000 available to offset future taxable income. Accordingly, as of March 31 2002, the Company was not required to record an income tax provision.

Note 6    NOTES RECEIVABLE

                  At March 31, 2002, Notes Receivable include $330,000 of Convertible Promissory Notes with interest at 8% due in amounts of $100,000, $100,000, $50,000 and $80,000 on July 1,
                  2002, August 6, 2002, October 1, 2002 and December 10, 2002,
                  respectively. These notes are convertible at the option of the Company, prior to maturity, into 1% of the outstanding common stock of the maker.

                  In addition, the Company has recorded a total reserve in the amount of $500,000 to cover the Note Receivable due from MMSI Acquisitions Corp. for the sale of the assets of the MarkCare Medical Systems segment of the Company. (See Legal Proceedings).

Note 7   PROPOSED SALE OF ASSETS

                  In February 2002 the Company entered into a non-binding agreement to sell substantially all of the net assets of Mark Correctional Systems ("Mark Correctional"), our modular steel cell division, to Rite-Way of New Jersey, a corporation owned by the Company's Executive Vice President. Consideration will consist of $2,500,000 based on an estimated book value of the assets. Any shortfall in the value of the assets will be adjusted at closing. Payment shall consist of $500,000 cash at closing and the balance of $2,000,000 payable in 36 equal monthly installments evidenced by a secured promissory note bearing interest at 8% per annum. The Company will also receive cash on hand and/ or a short-term promissory note for a total of an additional $1,000,000. Completion of the sale is dependent upon shareholder approval.

                  The carrying value of the net assets of the Correctional division at March 31, 2002 consists of the following:

                       Cash                                            $    125
                       Accounts Receivable                                1,709
                       Costs in excess of contract revenue earned           874
                       Inventories                                           25
                       Prepaid expenses                                      32
                       Property and equipment, net                          279
                       Other assets                                          36
                       Accounts payable                                    (890)
                       Obligations under capital leases                     (22)
                       Billings in excess of contract revenues earned        (3)
                       Accrued liabilities                                 (118)
                       Long-term debt                                       (23)
                                                                        -------
                                                                        $ 2,024
                                                                        =======

                  The Company's revenues and cost of sales and a substantial portion of its general and administrative expenses were generated by the modular steel jail cell division.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


Results of Operations

         Revenues from continuing operations for the nine months ended March 31, 2002 increased 121% to $9,626 from $4,356 for the comparable prior period. This increase is attributable to more modular steel cell projects.

         Revenues from continuing operations, for the three months ended March 31, 2002, increased 43% to $4,179 from $2,913 for the comparable prior period. This increase is also attributable to more modular steel cell projects.

         Cost of sales from continuing operations for the nine months ended March 31, 2002, consisting of materials, labor and fixed factory overhead expense increased to $6,783 from $2,928 for the comparable prior period. Cost of sales from continuing operations, as a percentage of revenues was 70.5% for the nine months ended March 31,2002 compared to 67.2% for the prior comparable period. The increase in the percentage of cost of sales is attributable to additional labor incurred on the major project that was in process in March 2002. The dollar amount of increase is due to the increase in the number of active projects in the modular steel cell business.

         Cost of sales from continuing operations for the three months ended March 31, 2002, consisting of materials, labor and fixed factory overhead expense increased to $3,361 from $1,808 for the comparable prior period. Cost of sales, from continuing operations, as a percentage of revenues was 80.4% for the three months ended March 31,2002 compared to 62.1% for the prior comparable period. The dollar amount of increase is due to the increase in the number of active projects in the modular steel cell business. The increase in the percentage of cost of sales is attributable to additional labor incurred on the major project that was in process in March 2002.

         General and administrative expenses from continuing operations for the nine months ended March 31, 2002 increased to $1,986 from $1,644 for the comparable period primarily due to increased payroll expenses and employee benefits in 2002.

         General and administrative expenses, from continuing operations for the three months ended March 31, 2002, increased to $696 from $508 for the comparable period primarily due to increased payroll expenses and employee benefits in 2002.

         For the nine and three months ended March 31, 2002 the loss from sale of the discontinued segment in the amount of $237 was the result of increasing the reserve on the note receivable due from MMSI Acquisition Corp. for the sale of the assets of the MarkCare Medical Systems segment of $200, and $37 for the assumption of a liability which MMSI defaulted in paying. .

         The extraordinary gain on extinguishment of debt in the amount of $1,121 was the result of the compromise agreement entered into by the Company with the holder of the convertible notes payable. As a result of this agreement interest expense for the nine and three months ended March 31,2002 decreased from $249 to $51 and $140 to $7, respectively as compared to the same periods in the prior year.


Liquidity and Capital Resources

         Our working capital requirements result principally from staff and management overhead, office expense and marketing efforts. Our working capital requirements have historically exceeded our working capital from operations due to sporadic sales. With the sale of the MarkCare subsidiary in March of 2001 we have increased our efforts to obtain new modular steel cell contracts with more favorable margins and are concentrating on obtaining these contracts on a more continuous basis. We believe our present available working capital from existing and anticipated contracts and, if required, investments from private sources, will be sufficient to meet our operating requirements through June 30, 2002.

         For the nine months ended March 31, 2002, we had a positive cash flow from operating activities of $861, which is primarily attributable to the net operating profit for the period. For the nine months ended March 31, 2001 operating activities utilized $2,075 of cash primarily as a result of the sale of MarkCare.

         For the nine months ended March 31, 2002, we utilized $334 of cash for investing activities primarily for the issuance of notes receivable. For the same period in 2001 we generated cash in the amount of $1,580, due primarily as a result of the proceeds from the sale of MarkCare and the sale of marketable securities.

         For the nine months ended March 31, 2002 and 2001, financing activities used $881 and $610 in cash, principally due to the repayment of convertible debt, equipment loans and long-term debt.

         Cash and cash equivalents decreased to $182 at March 31, 2002 from $536 at June 30, 2001 due primarily to the repayment of convertible debt. Working capital increased to $1,713 at March 31, 2002 from $929 at June 30, 2001 primarily due the compromise agreement reached with the holder of convertible notes payable and operating profits for the period.

         Since March 30, 2001, our business has consisted solely of the manufacture and distribution of modular steel jail cells through our Mark Correctional Systems division. In view of the lack of any consistent substantial growth in revenue and the fact that there has recently been an overall slowdown in the construction of correctional projects our Board of Directors concluded that it is in the best interests of the Company and its shareholders to dispose of the jail cell manufacturing business and seek to acquire a new business or merge with another business.

         The decision of the Board to sell the jail cell business is based on a number of factors. We first commenced full scale manufacturing of jail cells in 1989. Since that time, we have not achieved any real consistency in sales growth. Sales have fluctuated widely, and for most years, there has only been limited profitability at best. Further, many of the larger correctional construction projects have required the posting of performance bonds, which are costly. Because of the lack of sufficient capital, we have been limited in the number of jobs we were able to bid on at any one time.

         As a result of the foregoing factors, our Board concluded that the business as presently constituted will not enjoy and real future growth or consistent profitability and that as such will not result in any significant appreciation of our stockholders' investment in the Company.

         In February 2002 the Company entered into a non-binding agreement to sell substantially all of the net assets of Mark Correctional Systems ("Mark Correctional"), our modular steel cell division, to Rite-Way of New Jersey, a corporation owned by the Company's Executive Vice President. Consideration will consist of $2,500,000 based on an estimated book value of the assets. Any shortfall in the value of the assets will be adjusted at closing. Payment shall consist of $500,000 cash at closing and the balance of $2,000,000 payable in 36 equal monthly installments evidenced by a secured promissory note bearing interest at 8% per annum. The Company will also receive cash on hand and/ or a short-term promissory note for a total of an additional $1,000,000. Completion of the sale is dependent upon shareholder approval.

Forward Looking Statements

         Except for the historical information contained herein, the matters discussed in this report are forward looking statements under the federal securities law. These statements are based on current plans and expectations of the Company and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include whether cell projects are awarded to us, and the timing of their completion, meeting current and future financial requirements and competition.


                                     PART II
                                OTHER INFORMATION

Item 1.  Legal Proceedings

         On June 28, 2001, the Company was scheduled to receive the final installment of the payment for the sale of the assets of the MarkCare Medical Systems segment from MMSI Acquisition Corp. ("MMSI"). This final installment was evidenced by a $500,000 promissory note. Prior to the due date of the promissory note, we were advised by MMSI that they were evaluating the value of the net assets transferred and that they might be entitled to an offset against the promissory note for differences in the valuation of the net assets. Under a 30-day standstill agreement, dated July 3, 2001, and extended through September 3, 2001, both parties agreed to take no action until supporting documentation was prepared and furnished. The Company had requested written substantiation of the claims and as of October 22, 2001 had not received such substantiation. As a result, on October 26, 2001 the Company filed a complaint for an accounting, the imposition of a constructive trust and other relief in the Superior Court of New Jersey, Chancery Division, for Essex County. The defendant, MMSI, defaulted in answering the complaint and the Company has obtained, on February 26,2002, a final judgment against MMSI and MediSolution, Ltd., the parent company, under its corporate guarantee. MMSI has filed a motion to vacate the default judgment. A hearing on this motion is currently pending.

Item 2.  Changes In Securities and Use Of Proceeds

         None.

Item 3.  Defaults Upon Senior Securities

         None.

Item 4.  Submission of Matters to a Vote of Security Holders

         None.

Item 5.  Other Information

         On April 5, 2002, the Company filed a preliminary Notice of Annual Meeting and Proxy Statement with the Securities and Exchange Commission (the "Commission"). The Commission Staff is currently reviewing the preliminary Proxy Statement for possible comments. Once the preliminary Proxy Statement receives approval from the Staff, the Notice of Annual Meeting and Proxy Statement will be transmitted to shareholders.

         The purpose of the proposed Meeting is to ask shareholders to consider and vote upon the following proposals: (i) the sale of the assets of Mark Correctional Systems, a division of Mark Solutions, Inc. This division manufactures modular steel jail cells; (ii) approval of an amendment to the Certificate of Incorporation increasing the authorized capital stock from 50,000,000 shares to 100,000,000 shares; (iii) the election of directors to serve until the next annual meeting; (iv) ratification of the appointment of the Company's auditors for the year ended June 30, 2002.

         With respect to the sale of the Mark Correctional Systems' assets, the Board of Directors has approved the sale subject to shareholder approval. If shareholders approve the sale at the proposed annual meeting then the Company will cease to be an operating company. Thereafter, management intends to acquire a new business or merge with another operating company.


         This Form 10-QA amends the Form 10-Q originally filed with the Commission on May 3, 2002. All adjustments relate to the comparative March 31, 2001 period. The original filing reflected income from the sale of the discontinued segment of $2,204,000 for the period ended March 31, 2001. However, in view of certain adjustments originally recorded in the quarter ended June 30, 2001,which should have been recorded in the quarter ending March 31, 2001, the income from the sale should have been reflected as $1,848,000. In addition, the original report reflected loss from the operations of the discontinued segment of $1,499,000 for the period ended March 31, 2001. However, in view of the adjustments to the net assets disposed of on March 30, 2001, which were recorded in the quarter ended June 30, 2001, the loss from the operations of the discontinued segment should have been $$1,534,000. As a result of the forgoing adjustments, net income was reduced to $137,000 from $254,000 for the period ended March 31, 2001. All of the foregoing adjustments have been reported in an amendment to the Form 10-Q for the period ending March 31, 2001.



Item 6.  Exhibits and Reports on Form 8-K

         None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.


Date:     July 26, 2002


                                                   MARK HOLDINGS, INC.
                                                   By: /s/ Carl Coppola
                                                       -------------------------
                                                   President and
                                                   Chief Executive Officer